As filed with the Securities and Exchange Commission on June 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAKS INCORPORATED

(Exact name of Registrant as specified in its charter)

Tennessee	62-0331040
(State or Other Jurisdiction of Incorporate or Organization)	(I.R.S. Employer Identification No.)

750 Lakeshore Parkway

Birmingham, Alabama 35211

Telephone: (205) 940-4000

Facsimile: (205) 940-4468

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles J. Hansen

Executive Vice President and General Counsel

Saks Incorporated

750 Lakeshore Parkway

Birmingham, Alabama 35211

Telephone: (205) 940-4000

Facsimile: (205) 940-4468

(Name, address, including zip code, and telephone number, including area code of agent for service)

With copies to:

Mark F. McElreath

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Telephone: (212) 210-9400

Facsimile: (212) 210-9444

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Saks Incorporated are guarantors of the notes and are co-registrants:

Name of Additional Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number
Carson Pirie Holdings, Inc.	Delaware	63-1210093
Herberger’s Department Stores, LLC	Minnesota	63-1215837
Jackson Leasing, LLC	Mississippi	63-1265323
McRae’s of Alabama, Inc.	Alabama	63-0165960
McRae’s Stores Partnership	Mississippi	72-1360263
McRae’s Stores Services, Inc.	Illinois	63-1215268
McRae’s, Inc.	Mississippi	64-0202140
McRIL, LLC	Virginia	63-1265548
New York City Saks, LLC	New York	63-1242260
NorthPark Fixtures, Inc.	Delaware	62-1785808
Parisian, Inc.	Alabama	63-0680839
PMIN General Partnership	Virginia	63-1266425
Saks & Company	New York	13-1256625
Saks Direct, Inc.	New York	13-2733441
Saks Distribution Centers, Inc.	Illinois	63-1215855
Saks Fifth Avenue Distribution Company	Delaware	13-3909991
Saks Fifth Avenue of Texas, Inc.	Delaware	13-2781671
Saks Fifth Avenue Texas, L.P.	Delaware	63-1240768
Saks Fifth Avenue, Inc.	Massachusetts	04-2226632
Saks Wholesalers, Inc.	Alabama	63-1221059
Merchandise Credit, LLC	Virginia	04-3586216
Saks Holdings, Inc.	Delaware	51-1685667
SCIL Store Holdings, Inc.	Delaware	71-0863880
SCCA Store Holdings, Inc.	Delaware	63-1265331
SCCA, LLC	Virginia	63-1267381
SCIL, LLC	Virginia	63-1265481
SFAILA, LLC	Virginia	63-1264900
Tex SFA, Inc.	New York	13-3593607

c/o Saks Incorporated

750 Lakeshore Parkway

Birmingham, Alabama 35211

Telephone: (205) 940-4000

Facsimile: (205) 940-4468

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Each of the Co-Registrant’s Principal Executive Offices)

Charles J. Hansen

Executive Vice President and General Counsel

Saks Incorporated

750 Lakeshore Parkway

Birmingham, Alabama 35211

Telephone: (205) 940-4000

Facsimile: (205) 940-4468

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Each Co-Registrant)

With copies to:

Mark F. McElreath

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Telephone: (212) 210-9400

Facsimile: (212) 210-9444

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
2.00% Convertible Senior Notes due March 15, 2024	$230,000,000 (2)	100%	$230,000,000	$29,141
Guarantees of Notes (3)	$230,000,000	(4)	(4)	(5)
Common stock, $.10 par value per share	12,307,001 shares (6)	—	—	(7)
Rights to purchase shares of Series C preferred stock	123,070,001 shares	(4)	(4)	(7)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2)	Represents the aggregate principal amount of the notes issued by the registrant.

(3)	See Table of Additional Registrants above.

(4)	No separate consideration will be received for the guarantees or the rights to purchase shares of Series C preferred stock.

(5)	Pursuant to Rule 457(n), no registration fee is required for the guarantees.

(6)	This number represents the number of shares of common stock that are initially issuable upon conversion of the 2.00% convertible senior notes due 2024 registered hereby. For purposes of estimating the number of shares of common stock to be included in the registration statement upon the conversion of the notes, the Company calculated the number of shares issuable upon conversion of the notes based on a conversion rate of 53.5087 shares of common stock per each $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $18.689 per share of common stock. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount to be registered includes an indeterminable number of additional shares of common stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the shares to be offered by the selling securityholders.

(7)	No filing fee is payable with respect to the common stock issuable upon conversion of the notes or the included rights to purchase Series C preferred stock, under Rule 457(i), because no additional consideration will be received for the rights or in connection with the conversion privilege.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The selling shareholder may not sell these securities until the registration statement is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 17, 2004

PROSPECTUS

$230,000,000

SAKS INCORPORATED

2.00% Convertible Senior Notes

due March 15, 2024

and

12,307,001 Shares of Common Stock Issuable

Upon Conversion of the Notes

We issued the notes offered by this prospectus in a private placement in March 2004. This prospectus will be used by selling securityholders to resell their notes and the common stock issuable upon conversion of their notes. We will not receive any proceeds from the sale of the notes or the shares of common stock offered by the selling securityholders pursuant to this prospectus. The selling securityholders, and the maximum amount of securities that they may offer, are identified beginning on page 44 of this prospectus.

The notes will mature on March 15, 2024. You may convert your notes into shares of our common stock initially at a conversion rate (subject to adjustment in certain events) of 53.5087 shares of common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $18.689 per share, under the following circumstances: (1) during specified periods, if the closing sale price of our common stock reaches, or the trading price of the notes falls below, specified levels described in this prospectus; (2) if we call the notes for redemption; (3) during any period in which the rating assigned to the notes by Moody’s or Fitch or S&P is below specified levels or if the notes are no longer rated by at least one of S&P, Moody’s or Fitch; or (4) if specified corporate transactions occur. Upon conversion, we may at our option choose to deliver, in lieu of common stock, cash or a combination of cash and common stock as described in this prospectus.

We will pay interest on the notes on March 15 and September 15 of each year. The first interest payment will be made on September 15, 2004. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

On or after March 21, 2011, we have the option to redeem all or a portion of the notes that have not been previously converted at redemption prices set forth in this prospectus. On March 15, 2014 and 2019, or upon a fundamental change as described in this prospectus, you may require us to repurchase for cash any notes held by you. The repurchase price will be equal to 100.25% (in the case of a repurchase on March 15, 2014) or 100% (in the case of a repurchase on March 15, 2019) of the principal amount of the notes to be repurchased, in each case plus accrued and unpaid interest and liquidated damages, if any to, but not including, the repurchase date.

The notes issued in the private placement are eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc. The notes sold using this prospectus, however, will no longer be eligible for trading in the PORTAL Market. We do not intend to list the notes on any other national securities exchange or automated quotation system.

Our common stock is listed on The New York Stock Exchange under the symbol “SKS.” On June 16, 2004, the closing reported sales price for our common stock on The New York Stock Exchange was $15.11 per share.

Investing in the notes or our common stock involves risks. You should consider carefully the risk factors beginning on page 6 of this prospectus for a discussion of certain risks you should consider in connection with an investment in the notes and common stock issuable upon conversion of the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

i

PROSPECTUS SUMMARY

This summary contains a general summary of the information contained in this prospectus. The summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in the entire prospectus, including the information set forth under the heading “Risk Factors” in this prospectus.

In this prospectus, “Saks,” “we,” “us” and “our” refer to the combined entities of Saks Incorporated and its subsidiaries unless expressly stated or otherwise required by the context. Our fiscal year ends on the Saturday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended February 1, 2003 is referred to as “fiscal 2002.”

Saks Incorporated

We are a leading operator of branded department stores in the United States and currently operate 381 luxury, traditional and off-price department stores and specialty stores in 39 states. By operating different retail formats, we believe that we benefit from and appeal to a geographically and demographically diverse group of existing and prospective customers.

We have organized our retail businesses into two main business segments:

•	the Saks Department Store Group, which includes 241 traditional department stores under the names Proffitt’s, McRae’s, Younkers, Parisian, Herberger’s, Carson Pirie Scott, Bergner’s, and Boston Store, and 24 Club Libby Lu specialty stores; and

•	Saks Fifth Avenue Enterprises, which consists of 62 Saks Fifth Avenue stores and 54 Off 5th stores.

We also provide common support services to our two business segments. We believe this organizational structure allows us to focus effectively on both our traditional department store and Saks Fifth Avenue businesses, while reducing costs for support functions that are common between our two business segments.

Summary of The Notes

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” beginning on page 13 of this prospectus.

Issuer	Saks Incorporated, a Tennessee corporation.

Notes	$230 million aggregate principal amount of 2.00% Convertible Senior Notes due March 15, 2024.

Sale Price	100% of the principal amount of the notes.

Maturity	March 15, 2024, unless earlier redeemed, repurchased or converted.

Guarantees	The notes are fully and unconditionally guaranteed by all of Saks Incorporated’s subsidiaries that are guarantors under our amended and restated credit agreement dated November 26, 2003, as amended from time to time, which we refer to as our credit facility. These guarantors include the following subsidiaries: Carson Pirie Holdings, Inc., Herberger’s Department Stores, LLC, Jackson Leasing, LLC, McRae’s of Alabama, Inc., McRae’s Stores Services, Inc., McRae’s, Inc. (for itself and as General Partner of McRae’s Stores Partnership), McRae’s Stores Partnership, McRIL, LLC, Merchandise Credit LLC, New York City Saks, LLC, NorthPark Fixtures, Inc., Parisian, Inc. (for itself and as Managing Partner of PMIN General Partnership), PMIN General Partnership, Saks & Company, Saks Direct, Inc., Saks Distribution Centers, Inc., Saks Fifth Avenue Distribution Company, Saks Fifth Avenue of Texas, Inc., Saks Fifth Avenue Texas, L.P., Saks Fifth Avenue, Inc., Saks Holdings, Inc., Saks Wholesalers, Inc., SCCA Store Holdings, Inc., SCCA, LLC, SCIL Store Holdings, Inc., SCIL, LLC, SFAILA, LLC and Tex SFA, Inc. In addition, if our other subsidiaries become guarantors under our credit facility, those subsidiaries will also become guarantors of the notes.

Ranking

The notes and the guarantees are general, unsecured obligations. The notes and the guarantees rank equal in right of payment with all of Saks Incorporated’s and the guarantors’ other unsecured and unsubordinated indebtedness. The notes and the guarantees effectively rank junior to any of Saks Incorporated’s and the guarantors’ secured indebtedness to the extent of Saks Incorporated’s and their assets that secure such indebtedness. On May 1, 2004, Saks Incorporated’s outstanding short-term and long-term debt, combined with that of Saks Incorporated’s subsidiaries that are acting as guarantors of the notes, was approximately $1.50 billion. Of this amount:

•      approximately $135 million was secured debt having priority over the notes; and

•      approximately $1.13 billion was unsecured and unsubordinated debt ranking equally in right of payment with the notes.

The notes are also effectively subordinated to all obligations of Saks Incorporated’s subsidiaries that are not guarantors. At May 1, 2004, Saks Incorporated’s subsidiaries that are not guarantors did not have any liabilities (other than intercompany indebtedness).

Interest	2.00% per year on the principal amount, payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2004.

Conversion Rights

You may surrender your notes for conversion into our common stock initially at a conversion rate (subject to adjustment in certain events) of 53.5087 shares of our common stock per note (which is equivalent to an initial conversion price of approximately $18.689 per share) under any of the following circumstances:

•      prior to March 15, 2019, on any business day during a calendar quarter (and only during that calendar quarter), if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the previous calendar quarter is greater than 120% of the applicable conversion price;

•      at any time after March 15, 2019, if the closing sale price of our common stock on any trading day after March 15, 2019, is greater than 120% of the then applicable conversion price;

•      during the five consecutive business day period following any five consecutive trading day period in which the trading price for a note for each day of that trading period was less than 98% of the closing sale price of our common stock on such corresponding trading day multiplied by the applicable conversion rate, provided that if the price of our common stock issuable upon conversion is between 100% and 120% of the applicable conversion price, then holders will be entitled to receive upon conversion only the value of the principal amount of the notes converted plus accrued and unpaid interest and liquidated damages, if any;

•      if we call your notes for redemption, provided that if we elect to redeem less than all the notes, only those notes called for redemption may be converted;

•      during any period in which the ratings assigned to the notes by Moody’s is at or below B3, the rating assigned to the notes by S&P is at or below B, the rating assigned to the notes by Fitch is at or below B- or if the notes are no longer rated by at least one of S&P, Moody’s or Fitch; or

•      upon the occurrence of specified corporate transactions described under “Description of Notes—Conversion Rights.”

Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of common stock, at our option. See “Description of Notes—Conversion Consideration.”

Redemption of Notes at Our Option	On or after March 21, 2011, we may redeem for cash all or a portion of the notes at any time, upon not less than 30 nor more than 60 days’ prior notice, at redemption prices described in this prospectus, plus accrued but unpaid interest and liquidated damages, if any, to, but not including, the redemption date. See “Description of Notes—Redemption Rights.”

Purchase of Notes at Your Option	You have the right to require us to repurchase in cash all or any portion of your notes on March 15, 2014 and 2019, each of which we refer to as a “repurchase date.” The repurchase price will be equal to 100.25% (in the case of a repurchase on March 15, 2014) or 100% (in the case of a repurchase on March 15, 2019) of the principal amount of the notes to be repurchased, in each case plus accrued and unpaid interest and liquidated damages, if any, to, but not including, the repurchase date.

Fundamental Change	If we undergo a fundamental change (as defined under “Description of Notes—Fundamental Change”), holders will have the right, at their option, to require us to purchase for cash all or any portion of their notes. The cash price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to, but not including, the fundamental change repurchase date. See “Description of Notes—Fundamental Change.”

Events of Default

If there is an event of default with respect to the notes, an amount equal to 100% of the principal amount of the notes, plus accrued and unpaid interest and liquidated damages, if any, may be declared immediately due and payable. These amounts automatically become due and payable in some circumstances. The following are events of default with respect to the notes:

•      default for 30 days in payment of any interest or liquidated damages due and payable on the notes;

•     default in payment of principal of the notes at maturity, upon redemption or repurchase or following a fundamental change, when the same becomes due and payable;

•     default in our performance or breach of any other covenant or warranty in the notes, the guarantees and the indenture that continues for 60 days after notice to us from the trustee or to us and the trustee from the holders of at least 25% in aggregate principal amount of the notes;

•     default in the payment of principal, interest or premium when due under any indebtedness, having an aggregate minimum principal amount of $50 million, by Saks under the terms of the instrument under which such indebtedness is issued or secured, if such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto;

•     acceleration of any indebtedness having an aggregate minimum principal amount of $50 million for money borrowed by Saks under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not discharged within 10 days after written notice as provided in the indenture;

•     default in our obligations to satisfy our conversion obligation upon exercise of a holder’s conversion right, unless such default is cured within five days after written notice of default is given to us by the trustee or to us and the trustee from the holder of such note;

•     default in our obligations to give notice of the right to require us to repurchase notes following the occurrence of a fundamental change within the time required to give such notice;

•     any guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect and such condition shall have continued for a period of 30 days after notice to us by the trustee or to us and the trustee from the holders of at least 25% in aggregate principal amount of the notes then outstanding; and

•     certain events of bankruptcy, insolvency and reorganization of us or any of our subsidiaries.

Certain Covenants

The indenture governing the notes contains covenants that, among other things, limit our ability to:

•     incur indebtedness secured by liens on our operating property or operating assets; and

•     engage, or permit Saks Incorporated’s domestic subsidiaries to engage, in specified sale-leaseback transactions.

Use of Proceeds	We will not receive any proceeds from the sale by any selling securityholder of the notes or the shares of common stock issuable upon conversion of the notes.

Form and Denomination

The notes were initially issued only in the form of one global note. The global note is deposited with DTC for credit to the account of a direct or indirect participant of DTC. Investors in the global note who are participants in DTC may hold their interests in the global note directly through DTC. Investors in the global note who are not participants in DTC may hold their interests through organizations that are participants in DTC. Interests in the global note are shown on, and transfers of those interests are effected only through, records maintained by DTC and its participants, including Euroclear and Clearstream. See “Description of the Notes – Book-Entry System”

Except as set forth under “Description of the Notes – Exchange of Global Notes for Certificated Notes,” participants and indirect participants are not entitled to receive physical delivery of definitive notes or to have notes issued and registered in their names and are not considered the owners or holders of the notes under the indenture.

Interests in the global note and the definitive notes, if any, are issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Trading	The notes are not listed on any securities exchange or included in any automated quotation system. The notes issued in the private placement are eligible for trading in The PORTAL Market of the National Association of Securities Dealers, Inc. The notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL Market. We do not intend to list the notes on any other national securities exchange or automated quotation system. No assurance can be given as to the liquidity of or trading market for the notes. Our common stock is quoted on The New York Stock Exchange under the symbol “SKS.”

Governing Law	The notes and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones related to our business, the notes or shares of our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business operations, results of operations, financial condition or prospects.

Risk Factors Related to the Notes

An active trading market for the notes may not develop.

We cannot assure you that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of the holders to sell their notes or the price at which holders of the notes will be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, the price of our common stock, our performance and other factors.

We expect that the trading value of the notes will be significantly affected by the price of our common stock, which may be volatile.

The market price of the notes is expected to be significantly affected by the market price of our common stock as well as the general level of interest rates and our credit quality. This may result in a significantly greater volatility in the trading value of the notes than would be expected for nonconvertible debt securities we issue. For a discussion of the factors that may result in volatility in the market price of our common stock, see “Risk Factors Related to Our Business.”

It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, could affect the price of our common stock.

The price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage activity that we expect to develop involving our common stock as a result of the issuance of the notes. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, without limitation, the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Anti-Dilution Adjustments.” The conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

The notes do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the indenture and the notes from incurring additional indebtedness. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, we are not restricted from repurchasing subordinated indebtedness or common stock by the terms of the indenture and the notes. If we issue other debt securities in the future, our debt service obligations will increase.

The conditional conversion features of the notes could result in your receiving less than the value of the common stock into which a note would otherwise be convertible.

The notes are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes and you may not be able to receive the value of the common stock into which the notes would otherwise be convertible.

Conversion of the notes will dilute the ownership interest of existing shareholders, including holders who had previously converted their notes.

The conversion of some or all of the notes will dilute the ownership interests of existing shareholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold the notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your notes. For example, in the event that an amendment is proposed to our charter or bylaws requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to your conversion of notes, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock or other classes of capital stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

We are not restricted from issuing additional common stock during the life of the notes and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the notes.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our charter authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock which the notes are convertible into thereby adversely affecting the value of the notes. For example, we might afford holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock which the notes are convertible into, thereby adversely affecting the value of the notes.

We may not have the funds necessary to purchase the notes at the option of the holders or upon a fundamental change.

On March 15, 2014 and 2019, and upon the occurrence of fundamental changes as described herein, you may require us to repurchase your notes. In addition, the occurrence of a fundamental change could trigger an event of default under, or a requirement for us to make an offer to repurchase, our other outstanding indebtedness. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all of the notes that might be delivered by holders of notes seeking to exercise their repurchase rights.

Some of our other debt ranks ahead of the notes in right of repayment.

The notes and the associated guarantees are general unsecured obligations. If we default, your right to payment under the notes will be:

•	subordinate to all of our secured debt, including any amounts we borrow under our credit facility;

•	equal to all of our unsecured and unsubordinated debt; and

•	senior to all of our subordinated debt.

On May 1, 2004, Saks Incorporated’s outstanding short-term and long-term debt, combined with that of Saks Incorporated’s subsidiaries that are acting as guarantors of the notes, was approximately $1.50 billion. Of this amount:

•	approximately $135 million was secured debt having priority over the notes; and

•	approximately $1.13 billion in the aggregate outstanding under our 7¼% Notes due 2004, our 7% Notes due 2004, our 8¼% Notes due 2008, our 7½% Notes due 2010, our 9 7/8% Notes due 2011, our 7% Notes due 2013, and our 7 3/8% Notes due 2019 was unsecured and unsubordinated debt ranking equally in right of payment with the notes.

The notes are also effectively subordinated to all obligations of Saks Incorporated’s subsidiaries that are not guarantors. On May 1, 2004, Saks Incorporated’s subsidiaries that are not guarantors did not have any liabilities (other than intercompany indebtedness).

The holders of our secured debt have a prior claim on our assets that secure their debt. As a result, they will be paid before you receive any amounts due under the terms of the notes and the guarantees of the notes, but only to the extent of the value of the assets securing their debt. In addition, if Saks Incorporated or one of the guarantors are involved in any dissolution, liquidation or reorganization, you may not be able to recover any interest or principal you are due under the notes.

If Saks Incorporated or a guarantor becomes insolvent, the guarantee of the notes could be held by a court to be unenforceable. If the guarantees were held to be unenforceable, you would have a claim against the equity of the guarantor but would be paid only after all of the direct obligations of the guarantor had been satisfied.

We will use a portion of our cash flow from operations to make payments (primarily interest and principal) on our debt. This will reduce the funds available for our operations and capital expenditures. Also, the overall amount of debt we have outstanding and the restrictive covenants contained in the terms of that debt may make us vulnerable to economic downturns and competitive pressures, and may hinder our ability to accomplish our strategic objectives.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our long term senior debt, or in the future to the notes, could cause the liquidity or market value of the notes to decline significantly.

There can be no assurance that the ratings currently assigned to our long term senior debt will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in that rating agency’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our business, warrant such a change. An adverse change in our long term debt rating or the ratings assigned to the notes could cause the liquidity or market value of the notes to decline significantly.

Hedging transactions and other transactions may affect the value of the notes.

Concurrently with the closing of the offering of the notes, we used a portion of the net proceeds to enter into convertible note hedge and written call option transactions relating to shares of our common stock with Goldman Sachs Financial Markets, L.P. (“GSFM”), an affiliate of Goldman, Sachs & Co., and Citibank, N.A. (“Citibank”), an affiliate of Citigroup Global Markets Inc. The convertible note hedge involved us purchasing call options from GSFM and Citibank and the written call option involved us selling call options to GSFM and Citibank with a higher strike price than the purchased call options. The convertible note hedge and the written call option transactions are expected to reduce the potential dilution from conversion of the notes by effectively increasing the conversion price to us. These transactions may subject us to certain risks and may not achieve the desired effect.

Because we have sold call options to GSFM and Citibank, the mitigating effect on dilution of the convertible note hedge will be capped, which means that the convertible note hedge may not completely mitigate dilution from conversion of the notes as intended. For example, if all notes were converted on the expiration date of the convertible note hedge, the exercise of the convertible note hedge would not mitigate dilution to the extent the market price per share of our common stock at the time of conversion exceeded the higher strike price of the written call options. Further, the extent to which the convertible note hedge mitigates dilution will also depend on the parties’ respective choice of settlement method.

GSFM and Citibank and their affiliates expect to engage in hedging transactions with respect to the convertible note hedge and written call option transactions. These hedging transactions involve actual purchases and sales of Saks’ common stock in secondary market transactions and/or entering into various derivative transactions such as swaps, with the initial hedging activity involving purchases of shares or derivatives structured to achieve a similar position. These hedging transactions may have occurred in advance of and around the time of the pricing and offering of the notes and are expected to continue throughout the terms of the convertible note hedge and written call option transactions.

GSFM and Citibank, or any transferee of any of their positions, are likely to modify their hedge positions from time to time during the terms of the convertible note hedge and the written call option transactions, including during the period in which the value or amount of common stock and/or cash you would receive upon any conversion of notes is determined, by purchasing or selling shares of Saks’ common stock, our other securities or other instruments they may wish to use in connection with such hedging. The effect, if any, of these transactions and activities on the market price of Saks’ common stock or the notes will depend in part on market conditions and the settlement methods under the convertible note hedge and the written call option transactions and cannot be ascertained at this time, but any of these activities may adversely affect the value of the notes and Saks’ common stock, and as a result, the value or amount of the common stock and/or cash you will receive upon the conversion of the notes.

In connection with hedging transactions related to ownership of the notes or the call options described above, entities may have borrowed shares in the stock loan market in advance of and around the time of the offering of the notes and may continue to borrow shares throughout the terms of the notes and the convertible note hedge. These transactions may affect the liquidity and price to borrow shares in the stock loan market. We cannot assure you that such activity will not adversely affect the market price of our common stock. In addition, the existence of the notes may encourage short selling in our common stock by market participants, which could depress the price of our common stock.

Risk Factors Related to Our Business

The department store business is highly competitive, which may cause actual results from operations to vary from expected results of operations.

The department store business is highly competitive. Our stores compete with national and regional department store chains as well as specialty retailers, discount stores, general and mass merchandise stores, and mail order and Internet retailers. Some large department store chains and specialty retailers are able to devote more financial resources than we can to marketing. In addition, many of these competitors are able to use larger, more comprehensive marketing campaigns because they operate only one or two store formats. At the same time, some of the smaller retailers with which we compete are able to use more focused and targeted marketing and selling campaigns than we can because their customer base is relatively narrow. To remain competitive, we must provide our stores with marketing support that is comprehensive enough to compete with the campaigns of our larger competitors, but focused enough to reach the customer base of each store format.

Our stores generally compete on the basis of price, quality, merchandise selection, customer service and amenities, location and store design. Merchandise selection and customer satisfaction are perhaps the most challenging issues. Our financial success depends on the ability of our buyers and designers to anticipate and respond quickly to changing merchandise trends and customer preferences. For example, if we do not change our merchandise to match prevailing consumer tastes, we may be left with merchandise that we cannot sell at a profit.

Our performance is subject to seasonal fluctuations, which also may increase the volatility of your investment.

Like others in the retail industry, we experience seasonal fluctuations in sales and net income. We generally realize disproportionate amounts of sales and net income in the months of October, November and December as consumer spending increases for the holiday season.

Saks Fifth Avenue Enterprise’s sales are subject to securities market and tourism declines.

Saks Fifth Avenue Enterprises generates a significant portion of its revenues from the sale of luxury merchandise. We believe these sales are adversely affected by declines in securities markets and comparable measures of personal wealth and declines in tourism in major U.S. cities where Saks Fifth Avenue Enterprises operates retail stores, such as occurred after the September 11, 2001 terrorist attacks. We believe these adverse sales effects are more pronounced with respect to Saks Fifth Avenue Enterprises than with respect to most other retailers, which rely less heavily on sales of luxury merchandise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus (including the information incorporated herein by reference) may constitute “forward-looking statements” for purposes of the Securities Act and the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. When used in this prospectus or in documents incorporated by reference in this prospectus, the words “believe,” “anticipate,” “estimate,” “point,” “project,” “intend,” “expect,” “may,” “will,” “plan,” “should,” “would,” “contemplate,” “possible,” “attempts,” “seeks” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•	the level of consumer spending for apparel and other merchandise carried by us and our ability to respond quickly to consumer trends;

•	adequate and stable sources of merchandise;

•	the competitive pricing environment within the department and specialty store industries as well as other retail channels;

•	favorable customer response to planned changes in customer service formats;

•	the effectiveness of planned advertising, marketing and promotional campaigns;

•	the level of tourism in New York City, NY, Beverly Hills and San Francisco, CA, and other major U.S. cities where Saks Fifth Avenue operates retail stores;

•	favorable customer response to increased relationship marketing efforts and proprietary credit card loyalty programs;

•	effective expense control;

•	effective continued operations of credit card servicing operations;

•	continued successful operation of our proprietary credit card strategic alliance with Household Bank (SB), N.A., an affiliate of Household International;

•	changes in interest rates; and

•	other factors referenced in this prospectus, as well as the information incorporated herein by reference. In particular, see Exhibit 99.1 to our Form 10-K for the fiscal year ended January 31, 2004, filed with the SEC, which is incorporated by reference in this prospectus and which may be accessed via EDGAR through the Internet at www.sec.gov.

Other factors and assumptions not identified above also were involved in the derivation of the forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For these purposes, earnings consist primarily of income (loss) before income taxes, cumulative effects of changes in accounting principles, and extraordinary items adjusted for fixed charges. Fixed charges consist primarily of interest (whether expensed or capitalized) and the portion of rental expense representative of the interest factor in these rentals.

The following sets forth our consolidated ratio of earnings to fixed charges for the periods shown:

	For the 13 Weeks Ended		For the Fiscal Year Ended,
	May 1, 2004	May 3, 2003	January 31, 2004	February 1, 2003	February 2, 2002	February 3, 2001	January 29, 2000
Ratio of Earnings to Fixed Charges:	1.8	1.5	1.6	1.5	1.0	1.5	2.3

USE OF PROCEEDS

We will not receive any cash proceeds from the sale by any selling securityholder of the notes or the shares of common stock issuable upon conversion of the notes.

DESCRIPTION OF NOTES

We issued the notes pursuant to an indenture among us, the guarantors and The Bank of New York, as trustee.

The following description is a summary of selected portions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes.

In this section, references to “Saks,” “the company,” “we,” “our” or “us” refer solely to Saks Incorporated and not to its subsidiaries.

General

The notes were issued in an initial aggregate principal amount of $230,000,000.

The notes are:

•	our general unsecured obligations;

•	equal in rank with all of our unsecured obligations and unsubordinated indebtedness;

•	senior in right of payment to all of our subordinated indebtedness; and

•	unconditionally guaranteed by the guarantors, jointly and severally, as described under “—Guarantees” below.

The notes and the guarantees effectively rank junior to any of our and the guarantors’ secured indebtedness to the extent of our and their assets that secure such indebtedness. On May 1, 2004, our outstanding short-term and long-term debt, combined with that of our subsidiaries that are acting as guarantors of the notes, was approximately $1.50 billion. Of this amount:

•	approximately $135 million was secured debt having priority over the notes; and

•	approximately $1.13 billion was unsecured and unsubordinated debt ranking equally in right of payment with the notes.

The notes are also effectively subordinated to all obligations of our subsidiaries that are not guarantors. At May 1, 2004, our subsidiaries that are not guarantors did not have any liabilities (including trade payables and other current and long-term liabilities, but excluding intercompany indebtedness).

The notes are issued only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple of $1,000 above that amount. The notes will mature on March 15, 2024, unless earlier redeemed by us at our option or repurchased by us at a holder’s option as described herein or converted at a holder’s option into shares of our common stock as described under “— Conversion Rights.”

Interest

The notes bear interest at a rate of 2.00% per annum from March 23, 2004. We will pay interest semi-annually on March 15 and September 15 of each year beginning September 15, 2004, to the holders of record at the close of business on the preceding March 1 and September 1, respectively.

There are two exceptions to the preceding sentence:

•	In general, we will not pay accrued interest on any notes that are converted into shares of our common stock. See “—Conversion Procedures.”

•	We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Except as provided below, we will pay interest on:

•	the global note or notes to DTC in immediately available funds; and

•	any definitive notes by check mailed to the holders of those notes.

At maturity, interest on the definitive notes will be payable at the office of the trustee as set forth under “—Trustee.”

Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date is not a business day at a place of payment, payment shall be made on the next succeeding business day and no interest shall accrue for the intervening period. If the stated maturity date, redemption date or repurchase date of a note would fall on a day that is not a business day, the required payment of interest and principal will be made on the next succeeding business day and no interest on such payment will accrue for the period from and after the stated maturity date, redemption date or repurchase date to such next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

We will not be required to make any sinking fund payments with respect to the notes.

Guarantees

The guarantors have jointly and severally guaranteed our obligations under the notes and the indenture. The guarantors are our subsidiaries that also guarantee our obligations under our credit facility. If one of our subsidiaries that is not already a guarantor becomes a guarantor of our credit facility, that subsidiary will become a guarantor under the notes and the indenture. Each guarantor has irrevocably and unconditionally guaranteed, jointly and severally, the punctual payment of all of our obligations under the notes. The obligations of each guarantor under its guarantee are limited as necessary to prevent the guarantee from constituting a fraudulent conveyance under applicable law.

Each guarantee is:

•	a general, unsecured obligation of the guarantor;

•	equal in rank with all unsecured and unsubordinated indebtedness of the guarantor; and

•	senior in right of payment to all subordinated indebtedness of the guarantor.

The guarantee of a guarantor will be released:

(1)	in connection with any sale or transfer of all of the capital stock of such guarantor to an unaffiliated third party;

(2)	in connection with a sale or transfer of all or substantially all of the assets of such guarantor, pursuant to a transaction that complies with the indenture; or

(3)	if the guarantor is released from its guarantee obligations under our credit facility, and we request that the guarantee be released under the indenture.

Conversion Rights

Subject to the conditions described below, you may convert your notes into shares of our common stock initially at a conversion rate of 53.5087 shares of our common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $18.689 per share). The conversion rate in effect at any given time is referred to in this prospectus as the “applicable conversion rate” and will be subject to adjustment as described under “—Anti-dilution Adjustments” below. The “applicable conversion price” at any given time is equal to the principal amount of the notes divided by the applicable conversion rate.

You may surrender your notes for conversion at the applicable conversion rate prior to the stated maturity of the notes under any of the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to March 15, 2019, you may surrender any of your notes for conversion on any business day during a calendar quarter (and only during that calendar quarter) if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter, is greater than 120% of the applicable conversion price.

You may also surrender any of your notes for conversion at any time after March 15, 2019, if the closing sale price of our common stock on any trading day after March 15, 2019 is greater than 120% of the applicable conversion price.

The conversion agent, which initially will be The Bank of New York, will, on our behalf, determine if the notes are convertible as a result of the sale price of our common stock and notify us and the trustee. Prior to March 15, 2019, the conversion agent will make such determination during the requisite trading period in each calendar quarter. After March 15, 2019, the conversion agent will make such determination daily.

The “closing sale price” of our common stock on any date means the closing sale price (determined without regard for after-hours or extended market trading) per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, then on the principal U.S. national or regional exchange or market on which the common stock is then listed or quoted, or if the common stock is not listed or quoted on a U.S. national or regional exchange or market, as reported on the principal other market on which the common stock is then traded. In the absence of such quotations, our board of directors will make a good faith determination of the closing sale price.

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, then on another national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the Nasdaq National Market tier of the Nasdaq Stock Market or, if our common stock is not quoted on a national or regional securities exchange or on the Nasdaq National Market, on the principal other market on which our common stock is then traded or quoted.

Conversion Upon Satisfaction of Trading Price Condition

You may surrender any of your notes for conversion during the five consecutive business day period following any five consecutive trading day period in which the trading price for a note for each day of that trading period was less than 98% of the closing sale price of our common stock on such corresponding trading day multiplied by the applicable conversion rate; provided, however, that if, on the trading day immediately prior to the conversion date, the closing sale price of our common stock is greater than 100% of the applicable conversion price but less than or equal to 120% of the applicable conversion price, then you will receive, in lieu of shares of our common stock based on the applicable conversion rate, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our option, with a value equal to 100% of the principal amount of the notes plus accrued and unpaid interest as of the conversion date (a “principal value conversion”). If you surrender your notes for conversion and it is a principal value conversion, we will notify you by the second trading day following the date of conversion whether we will pay you all or a portion of the principal amount plus accrued and unpaid interest, if any, in cash, shares of our common stock or a combination of cash and shares of our common stock, and in what percentage. Any common stock delivered upon a principal value conversion will be valued at 100% of the average of the closing sale prices for the five consecutive trading days commencing on the third trading day following the conversion date. We will pay you cash and deliver shares of our common stock, as applicable, no later than the third business day following the specified five trading day averaging period.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the trustee for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers, provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will equal (1) the applicable conversion rate of the notes multiplied by (2) the closing sale price of our common stock on such determination date.

The conversion agent will, on our behalf, determine if the notes are convertible as a result of the trading price of the notes and notify us and the trustee; provided, however, that the conversion agent shall have no obligation to determine the trading price of the notes unless we have requested such determination and we shall have no obligation to make such request unless requested to do so by a holder of the notes. At such time, we shall instruct the conversion agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price of the notes is greater than or equal to 98% of the product of the closing sale price of our common stock multiplied by the applicable conversion rate.

Conversion Upon Notice of Redemption

You may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the business day prior to the redemption date, even if the notes are not otherwise convertible at such time. If you have already delivered a repurchase notice or a fundamental change repurchase notice with respect to a note, however, you may not surrender that note for conversion until you have withdrawn the notice in accordance with the indenture.

Conversion Upon Credit Rating Event

You may surrender any of your notes for conversion during any period in which the rating assigned by Moody’s to the notes is at or below B3, the rating assigned to the notes by S&P is at or below B, the rating assigned by Fitch to the notes is at or below B-, or if the notes are no longer rated by at least one of S&P, Moody’s or Fitch.

Conversion Upon Specified Corporate Transactions

Even if none of the conditions described above has occurred, if we elect to:

•	distribute to all holders of our common stock certain rights entitling them to purchase our common stock at less than the current market price (as defined below); or

•	distribute to all holders of our common stock our assets, debt securities or certain rights to purchase our securities (other than our special one-time cash dividend that was paid on May 17, 2004), which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution, we must notify you at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, even if your notes are not otherwise convertible at that time, you may surrender your notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. You may not exercise this right to convert if you may participate in the distribution without conversion.

In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of our common stock would be converted into cash, securities or other property, even if your notes are not otherwise convertible at the time, you may surrender notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time of such consolidation, merger or binding share exchange, the right to convert a note into our common stock will be changed into a right to convert the note into the kind and amount of cash, securities or other property that you would have received if you had converted your notes immediately prior to the transaction. If the transaction also constitutes a “fundamental change,” as defined below, you can require us to repurchase all or a portion of your notes as described under “—Fundamental Change.”

Upon any determination by us or the trustee that you are or will be entitled to convert your notes into shares of our common stock in accordance with the foregoing provisions, we will issue a press release through a public medium that is customary for such press releases or publish the information on our web site or through such other public medium as we may use at that time.

Conversion Consideration

If you surrender your notes for conversion, we will have the right to deliver cash, shares of our common stock, or a combination of cash and shares of our common stock. We will notify you through the conversion agent no later than two business days following the conversion date of our election to deliver shares of our common stock or to pay cash in lieu of delivery of some or all of the shares (and, if applicable, the dollar amount per note that we will pay in cash), unless we have already informed you of our election in connection with our optional redemption of the notes as described under “—Redemption Rights.”

If we elect to satisfy the entire conversion obligation with shares of our common stock, we will deliver to you a number of shares equal to (i) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate. In addition, we will pay cash for all fractional shares of common stock based on the closing sale price of the common stock on the trading day immediately preceding the conversion date.

If we elect to satisfy the entire conversion obligation in cash, we will deliver to you cash in an amount equal to the product of:

•	a number equal to (A) the aggregate principal amount of notes to be converted divided by $1,000 multiplied by (B) the applicable conversion rate, and

•	the average closing sale price of shares of our common stock during the 20 trading day period beginning on the third trading day after the conversion date (the “cash settlement averaging period”).

If we elect to satisfy a fixed amount (but not all) of the conversion obligation per $1,000 principal amount of notes in cash, we will deliver to you:

(x)	such fixed amount per $1,000 principal amount of notes (the “cash amount”) and

(y)	a number of shares of our common stock per $1,000 principal amount of notes equal to the sum, for each trading day of the cash settlement averaging period, of the greater of:

•	zero; and

•	a number of shares determined by the following formula:

            (closing sale price of our common stock on such trading day x applicable conversion rate) - the cash amount closing sale price of our common stock on such trading day x number of trading days in the cash settlement averaging period

In these cases, we will pay cash for fractional shares of common stock (calculated on an aggregate basis in respect of all the notes you have surrendered for conversion) based on the closing sale price of the common stock on the last trading day of the cash settlement averaging period.

At any time prior to maturity, we may at our option elect, by notice to the trustee and the holders of the notes, that upon conversion of the notes at any time following the date of such notice, we shall be required to deliver cash in an amount at least equal to the principal amount of the notes converted. If we make this election, we will also be required to deliver cash only in connection with any principal value conversion pursuant to the trading price condition.

Conversion Procedures

If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the notes are in certificated form, with the certificated security (the date of such delivery of notice and all other requirements for conversion have been satisfied, the “conversion date”), to the conversion agent who will, on your behalf, convert the notes into our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent. Shares of our common stock and cash deliverable upon conversion will be delivered through the conversion agent no later than the third business day following the cash settlement averaging period.

Upon conversion of notes, you generally will not receive any cash payment of interest. Our delivery to you of the full number of shares of our common stock into which a note is convertible, together with any cash payment for fractional shares, or cash or a combination of cash and shares of our common stock in lieu thereof, will be deemed to satisfy our obligation to pay the principal amount of the note as well as accrued but unpaid interest and liquidated damages, if any, through the conversion date. Accrued but unpaid interest and liquidated damages, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for accrued interest or liquidated damages.

Notwithstanding the foregoing, if you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive on that interest payment date accrued interest and liquidated damages, if any, on those notes, notwithstanding the conversion of those notes prior to that interest payment date, because you will have been the holder of record on the corresponding record date. However, at the time you surrender any notes for conversion, you must pay to us an amount equal to the interest that has accrued and that will be paid with respect to the notes being converted on the related interest payment date. The preceding sentence does not apply, however, to notes that are converted after being called by us for redemption on or after a record date for an interest payment but prior to the corresponding interest payment date. Accordingly, if we elect to redeem notes on a date that is on or after a record date for an interest payment but on or prior to the corresponding interest payment date, and you choose to convert your notes, you will not be required to pay us, at the time you surrender your notes for conversion, the amount of interest you will receive on the date that has been fixed for redemption.

If you convert notes, we will pay any documentary stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered in a name other than your own, in which case you will pay the tax. Certificates representing our common stock will be issued or delivered only after all applicable taxes and duties payable by you, if any, have been paid.

Anti-dilution Adjustments

The conversion rate is subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1) stock dividends in common stock: we pay a dividend or make a distribution on our common stock, payable exclusively in shares of our common stock or our other capital stock;

(2) issuance of rights or warrants: we issue to all or substantially all holders of our common stock rights or warrants that allow the holders to purchase shares of our common stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price;

(3) stock splits and combinations: we:

•	subdivide or split the outstanding shares of our common stock into a greater number of shares;

•	combine or reclassify the outstanding shares of our common stock into a smaller number of shares; or

•	issue by reclassification of the shares of our common stock any shares of our capital stock;

(4) distribution of indebtedness, securities or assets: we distribute to all or substantially all holders of our common stock evidences of indebtedness, securities or assets or certain rights to purchase our securities, but excluding:

•	dividends or distributions described in paragraph (1) above;

•	rights or warrants described in paragraph (2) above;

•	dividends or distributions paid exclusively in cash described in paragraph (5), (6) or (7) below;

(the “distributed assets”), in which event (other than in the case of a “spin-off” as described below) the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock and the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of common stock.

For purposes of this section (unless otherwise stated), the “current market price” of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on the day before the ex-dividend trading day for such distribution (if such record date is a trading day or, if not, then on the last trading day prior to such record date).

Notwithstanding the foregoing, in cases where (a) the fair market value per share of the distributed assets equals or exceeds the current market price of our common stock, or (b) the current market price of our common stock exceeds the fair market value per share of the distributed assets by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, in addition to shares of our common stock, the distributed assets you would have received if you had converted your notes immediately prior to the record date.

In respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock plus the fair market value, determined as described below, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock, and the denominator of which is the current market price of our common stock.

The adjustment to the conversion rate in the event of a spin-off will occur at the earlier of:

•	the tenth trading day from, and including, the effective date of the spin-off; and

•	the date of the initial public offering of the securities being distributed in the spin-off, if that initial public offering is effected simultaneously with the spin-off.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are bona fide offered to the public for cash.

In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities over the ten consecutive trading days following the effective date of the spinoff. Also, for this purpose, the current market price of our common stock means the average of the closing sale prices of our common stock over the ten consecutive trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

(5) cash distributions: we make a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of common stock, in which event the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock, and the denominator of which is the current market price of our common stock, minus the amount per share of such distribution.

Notwithstanding the foregoing, in cases where (a) the per share amount of such distribution equals or exceeds the current market price of our common stock or (b) the current market price of our common stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the foregoing adjustment, you will have the right to receive upon conversion, such distribution you would have received if you had converted your notes immediately prior to the record date. For purposes of this section, the “current market price” of our common stock means the average of the closing sale prices of our common stock for the five consecutive trading days ending on trading day prior to the ex-dividend trading day for such cash distribution, and the new conversion rate shall take effect immediately after the record date fixed for determination of the shareholders entitled to receive such distribution.

(6) tender offers: we (or one of our subsidiaries) make a payment in respect of a tender offer or exchange offer for our common stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which will be the sum of (a) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in the tender or exchange offer and (b) the product of (i) the number of shares of our common stock outstanding less any such purchased shares and (ii) the closing sale price of our common stock on the trading day next succeeding the date of the expiration of the tender or exchange offer, and the denominator of which will be the product of (a) the number of shares of our common stock outstanding, including any such purchased shares, and (b) the closing sale price of our common stock on the trading day next succeeding the date of expiration of the tender or exchange offer.

(7) repurchases: we (or one of our subsidiaries) make a payment in respect of a repurchase for our common stock the consideration for which exceeded the then-prevailing market price of our common stock (such excess amount, the “repurchase premium”), and that repurchase, together with any other repurchases of our common stock by us (or one of our subsidiaries) involving a repurchase premium concluded within the preceding 12 months, resulted in the payment by us of an aggregate consideration exceeding an amount equal to 10% of the market capitalization of our common stock, the conversion rate will be adjusted by multiplying:

•	the conversion rate by

•	a fraction, the numerator of which is the current market price of our common stock and the denominator of which is (A) the current market price of our common stock, minus (B) the quotient of (i) the aggregate amount of all of the repurchase premium paid in connection with such repurchases and (ii) the number of shares of common stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by our board of directors;

provided that no adjustment to the conversion rate shall be made to the extent the conversion rate is not increased as a result of the above calculation and provided further, that repurchases of our common stock effected by us or our agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the conversion rate made under this clause (7). For purposes of this clause (7), (i) the market capitalization will be calculated by multiplying the current market price of our common stock by the number of shares of common stock then outstanding on the date of the repurchase triggering the adjustment and (ii) the current market price will be the average of the closing sale prices of our common stock for the five consecutive trading days beginning on the trading day next succeeding the date of the repurchase triggering the adjustment and (iii) in determining the repurchase premium, the “then-prevailing market price” of our common stock will be the average of the closing sale prices of our common stock for the five consecutive trading days ending on the relevant repurchase date.

In the event of a taxable distribution to holders of our common stock which results in an adjustment of the conversion rate, you may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock. See “Material United States Federal Income Tax Consequences.” In addition to these adjustments, we may increase the conversion rate as our board of directors considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes such a determination, it will be conclusive. We will give you at least 15 days’ notice of such an increase in the conversion rate.

No adjustment to the conversion rate or your ability to convert will be made if you otherwise participate in the distribution without conversion or in certain other cases.

The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest and liquidated damages owed, if any.

You will receive, upon conversion of your notes, in addition to common stock, the rights under our stockholder rights plan or any other plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged.

Simultaneously with an adjustment of the conversion rate, we will disseminate a press release detailing the new conversion rate and other relevant information.

Redemption Rights

We have the right to redeem the notes in whole or in part, at any time or from time to time, on or after March 21, 2011, at a redemption price equal to the following, plus accrued and unpaid interest and liquidated damages, if any, to, but not including, the redemption date:

•	Beginning March 21, 2011 through March 14, 2012: 100.60% of the principal amount;

•	Beginning March 15, 2012 through March 14, 2013: 100.40% of the principal amount;

•	Beginning March 15, 2013 through February 14, 2014: 100.20% of the principal amount; and

•	On or after February 15, 2014: 100% of the principal amount.

We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the notes. The notice of redemption will inform you of our election to deliver shares of our common stock or to pay cash or a combination of cash and shares of our common stock in the event you elect to convert notes in connection with a redemption.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed by lot, on a pro rata basis or by another method the trustee considers fair and appropriate.

If the trustee selects a portion of your notes for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to:

•	issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed; or

•	register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

lf we exercise our right to redeem the notes, in whole or in part, we will disseminate a press release containing information regarding the redemption through a public medium that is customary for such press releases or publish the information on our web site or through such other public medium as we may use at that time.

Repurchase Rights

You have the right to require us to repurchase the notes on March 15, 2014 and 2019, each of which we refer to as a “repurchase date.” The repurchase price payable on March 15, 2014 will be equal to 100.25% of the principal amount of notes to be repurchased and the repurchase price payable on March 15, 2019 will be equal to 100% of the principal amount of notes to be repurchased, in each case plus accrued and unpaid interest and liquidated damages, if any, to, but not including, the repurchase date. We will be required to repurchase any outstanding notes for which you deliver a written repurchase notice to the paying agent. This notice must be delivered at any time during the period beginning from the opening of business on the date that is 20 business days prior to the relevant repurchase date until the close of business on the last business day prior to the repurchase date. If the repurchase notice is given and withdrawn during the period, we will not be obligated to repurchase the related notes. Our repurchase obligation will be subject to some additional conditions.

We will pay the repurchase price for any notes submitted for repurchase by us on a repurchase date solely in cash.

We are required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things, the procedures that holders must follow to require us to repurchase their notes as described below.

The repurchase notice given by each holder electing to require us to repurchase notes shall be given so as to be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date and must state:

•	if certificated, the certificate numbers of the notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If notes are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

You may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•	the principal amount of notes being withdrawn;

•	if certificated, the certificate numbers of the notes being withdrawn; and

•	the principal amount, if any, of the notes that remain subject to the repurchase notice.

If notes are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable; and

•	file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the repurchase date or the time of delivery of the notes, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been given on the business day immediately following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest and liquidated damages, if any, on the notes will cease to accrue, whether or not the notes are delivered to the paying agent, and all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the notes.

Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends, loans or other distributions from our subsidiaries and the terms of our then existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. See “Risk Factors—We may not have the funds necessary to repurchase the notes at the option of the holders or upon a fundamental change.”

Fundamental Change

If a fundamental change (as defined below) occurs at any time prior to maturity, you will have the right to require us to repurchase any or all of your notes for cash, or any portion of the original principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The cash price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the fundamental change repurchase date, unless such fundamental change repurchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding record date. For a discussion of the United States federal income tax treatment of a holder receiving cash, see “United States Federal Income Tax Considerations.”

A “fundamental change” will be deemed to have occurred at any time after the notes are originally issued if any of the following occurs:

(1) our common stock or other common stock into which the notes are convertible is neither traded on the New York Stock Exchange or another United States national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States,

(2) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us or one of our subsidiaries or any of our employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity entitled to vote generally in the election of directors, or

(3) consummation of any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries; provided, however, that a transaction where the holders of our common equity immediately prior to such transaction have directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change.

A fundamental change under clause (2) or (3) above will not be deemed to have occurred in respect of any of the foregoing, however, if either

(a) the closing sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or the public announcement thereof, in the case of clause (2) above, or within the 10 consecutive trading days ending immediately before the later of the fundamental change or the public announcement thereof, in the case of clause (3), equals or exceeds 105% of the applicable conversion price of the notes in effect immediately before the fundamental change or the public announcement thereof, or

(b) all of the consideration, excluding cash payments for fractional shares and cash payment made pursuant to dissenters’ appraisal rights, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on the New York Stock Exchange, quoted on the Nasdaq National Market or traded on another national securities exchange or which will be so quoted or traded when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

For purposes of the above paragraph the term capital stock of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

On or before the 30th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change,

•	the date of the fundamental change,

•	the last date on which a holder may exercise the repurchase right,

•	the fundamental change repurchase price,

•	the fundamental change repurchase date,

•	the name and address of the paying agent and the conversion agent,

•	the conversion rate and any adjustments to the conversion rate,

•	the notes with respect to which a fundamental change repurchase notice has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will issue a press release and publish the information on our web site.

To exercise the repurchase right, you must deliver, before the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with the written repurchase notice, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of their notes to be delivered for repurchase,

•	the portion of the original principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the original principal amount of the withdrawn notes,

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes and

•	the original principal amount, if any, that remains subject to the repurchase notice.

If the notes are not in certificated form, their withdrawal notice must comply with appropriate DTC procedures.

We will be required to repurchase the notes no less than 20 and no more than 35 business days after the date of our notice of the occurrence of the relevant fundamental change, subject to extension to comply with applicable law. You must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase notice to receive payment of the repurchase price. Holders will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the business day following the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest and liquidated damages, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent), and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the notes).

The rights of the holders to require us to repurchase their notes upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in other offerings of debt securities similar to the notes that have been marketed by certain of the initial purchasers. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchasers and us.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of “fundamental change” includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends, loans or other distributions from our subsidiaries and the terms of our then existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. See “Risk Factors—We may not have the funds necessary to repurchase the notes at the option of the holders or upon a fundamental change.” In addition, we have, and may in the future incur, other indebtedness with similar fundamental change provisions permitting holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Covenants

Restrictions on Liens

We will not, and will not permit any of our subsidiaries to issue, assume or guarantee any indebtedness secured by any lien upon any of our or any of our subsidiaries’ operating property or operating asset (as such terms are defined below), whether such property or assets are now owned or subsequently acquired. However, this restriction will not apply if we effectively provide that the notes (together with, if we so determine, any of our other indebtedness ranking equally with the notes) are secured at least ratably with the other secured indebtedness. In any event, the foregoing restrictions will not apply to:

(1)	a purchase money lien on property given simultaneously with or within 180 days after the later of:

•	the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each a “substantial improvement”) of such property; or

•	the date such property was placed in operation after the acquisition or completion of any such construction or substantial improvement; or

(2)	the acquisition of property not previously owned by us or any of our subsidiaries subject to an existing lien securing indebtedness, whether or not assumed;

However, in each case any lien must be limited to the acquired or constructed property or substantial improvement, or the real property on which any construction or substantial improvement occurs. If the acquired or constructed property is a distribution center, a lien may also include any equipment used directly in the business conducted on that property. In any event, the total amount of the indebtedness secured by such lien, together with all other indebtedness to persons other than us or one of our subsidiaries secured by liens on such property, may not exceed the lesser of the total cost of such property, including any such construction or substantial improvement, and the fair market value thereof immediately following the acquisition, construction or substantial improvement thereof by us;

(3)	a lien on our or any of our subsidiaries’ real property which is the sole security for indebtedness. If such a lien is for a distribution center, it may also include equipment used directly in the business conducted on that property. In any event, for this exception to be permitted, the lien must be incurred within three years after the latest of the issuance of the notes, the acquisition of the real property or equipment or the completion of construction or substantial improvement on the real property. The lien must also be incurred for the purpose of reimbursing the company or any of its subsidiaries for the cost of acquisition or the cost of improvement of the real property or equipment. Finally, under this exception the amount of the lien may not exceed the lesser of the aggregate cost of the real property, improvements and equipment and its fair market value;

(4)	liens on our or any of our subsidiaries’ operating property incurred in the ordinary course of business that secure:

•	nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt);

•	contingent obligations on surety and appeal bonds; and

•	other non delinquent obligations of a like nature;

(5)	statutory or common law liens relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds;

(6)	pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation;

(7)	statutory and tax liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

(8)	mechanics’, materialmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business;

(9)	liens of landlords or of mortgagees of landlords, on fixtures and operating assets located on premises leased in the ordinary course of business;

(10)	liens existing on the date of the indenture, or on assets of a subsidiary existing on the date it became a subsidiary;

(11)	liens in favor of the company or any of its subsidiaries;

(12)	liens securing only the indebtedness issued under the indenture; and

(13)	liens to secure indebtedness incurred to extend, renew, refinance or replace indebtedness secured by any liens referred to in the foregoing clauses (1) to (12), provided, however, that the principal amount of the extending, renewal, refinancing or replacement indebtedness does not exceed the principal amount of indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such lien applies only to any part or all of the same property or assets that were subject to the prior permitted lien (and, in case of real property, improvements thereon).

Restrictions on Sale and Leaseback Transactions

The indenture also prohibits us or any of our subsidiaries from entering into any arrangement, without equally and ratably securing the notes, with any person providing for the leasing of any operating property or operating assets that we or any of our subsidiaries have sold or transferred to such person with the intention of taking back a lease of such property (which we refer to as a “sale and leaseback transaction”) unless:

(1)	in the case of any sale or transfer involving proceeds in excess of $25 million, our Board of Directors determines that the terms of such sale or transfer, to be fair and arms’ length; and

(2)	within 365 days after the receipt of the proceeds from a sale and leaseback transaction, we or our subsidiary apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such operating property or operating asset at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of our or our subsidiaries senior funded debt (as defined below), or to the acquisition, construction, development or improvement of operating assets or operating properties. However, we will not be required to use the funds from the sale and leaseback transaction in this manner if we or our subsidiary would be entitled, at the effective date of such sale or transfer, to incur indebtedness secured by a lien on such operating property or operating assets, in an amount at least equal to the attributable debt (as defined below) in respect thereof, without equally and ratably securing the notes pursuant to “—Restrictions on Liens” described above. These restrictions will not apply to the following:

•	any sale and leaseback transaction for a term of less than three years including renewals;

•	any sale and leaseback transaction with respect to operating property (and, with respect to distribution centers, equipment used directly in the operation of, or the business conducted on, such operating property) if a binding commitment with respect thereto is entered into within three years after the later of the issuance of the notes under the indenture or the date such operating property was acquired;

•	any sale and leaseback transaction with respect to operating assets if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation; or

•	any sale and leaseback transaction between us and our subsidiaries or between our subsidiaries if we or a subsidiary of ours will be the lessor.

Exempted Debts

Without complying with the restrictions in the indenture concerning liens and sale and leaseback transactions, the company or its subsidiaries may issue, assume or guarantee indebtedness secured by liens, or enter into sale and leaseback transactions if after such transactions the aggregate outstanding amount of all such indebtedness secured by liens plus attributable debt resulting from such sale and leaseback transactions (collectively, the “exempted debts”) does not exceed 17.5% of consolidated net tangible assets (as defined below) at the time such lien is granted or at the time such sale and leaseback transaction is entered into.

No Special Protection in the Event of a Highly Leveraged Transaction

The terms of the notes do not afford the holders special protection in the event of a highly leveraged transaction.

Definitions

“Attributable debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Consolidated net tangible assets” means the total amount of assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) that under GAAP are included on our and our subsidiaries’ balance sheet after deducting therefrom all goodwill, trade names, trademarks, patents, favorable lease rights, unamortized debt discount and expense and other like intangibles (other than leasehold costs and investments in so-called safe harbor leases), which in each such case would be so included on such balance sheet, net of accumulated amortization.

“Funded debt” means indebtedness that matures more than one year from the date of the computation thereof, or that is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date; provided, however, that funded debt shall not include (i) obligations created pursuant to leases, or (ii) any indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

“Lien” means any security interest, pledge, lien or other encumbrance.

“Operating assets” means all merchandise, inventories, furniture and equipment (including all transportation and warehousing equipment, store racks and showcases but excluding office equipment and data processing equipment) owned by us or one of our subsidiaries.

“Operating property” means all real property and improvements thereon owned by us or any of our subsidiaries and constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided, however, that such term shall not include any store, warehouse, service center or distribution center which our board of directors declares by resolution not to be of material importance to our and our subsidiaries’ business. Operating property is treated as having been “acquired” on the day the operating property is placed in operation by us or any of our subsidiaries after the latest of (a) its acquisition from a third party, including any of our subsidiaries, (b) completion of its original construction or (c) completion of its substantial reconstruction, renovation, remodeling, expansion or improvement (whether or not constituting an operating property prior to such reconstruction, renovation, remodeling, expansion or improvement.

“Senior funded debt” means all of our funded debt or the funded debt of any person (except funded debt, the payment of which is subordinated to the payment of the notes).

Merger and Sales of Assets

We may, without the consent of the holders of the notes, consolidate with or merge with or into any other corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

(1)	the successor corporation is us or a domestic corporation or if the successor corporation is not us, the successor corporation assumes our obligations under the indenture and the notes;

(2)	immediately after such transaction, no event of default has occurred and is continuing; and

(3)	none of us, our subsidiaries or our subsidiaries’ operating property or operating assets become subject to a lien that would not be permitted under “—Restrictions on Liens” or “—Exempted Debts” described above, unless the notes would rank equally with the indebtedness so secured.

In the case of a merger or consolidation pursuant to which all or substantially all of our common stock would be converted into cash, securities or other property, the right to convert a note into our common stock will be changed into a right to convert the notes into the kind and amount of cash, securities or other property that you would have received if you had converted your notes immediately prior to the transaction.

Events of Default

The following are events of default with respect to the notes:

•	default for 30 days in payment of any interest or liquidated damages due and payable on the notes;

•	default in payment of principal of the notes at maturity, upon redemption or repurchase or following a fundamental change, when the same becomes due and payable;

•	default in our performance or breach of any other covenant or warranty in the notes, the guarantees and the indenture that continues for 60 days after notice to us from the trustee or to us and the trustee from the holders of at least 25% in aggregate principal amount of the notes;

•	default in the payment of principal, interest or premium when due under any indebtedness, having an aggregate minimum principal amount of $50 million, by us or any of our subsidiaries under the terms of the instrument under which such indebtedness is issued or secured, if such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto;

•	acceleration of any indebtedness having an aggregate minimum principal amount of $50 million for money borrowed by us or any of our subsidiaries under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not discharged within 10 days after written notice as provided in the indenture;

•	default in our obligations to satisfy our conversion obligation upon exercise of a holder’s conversion right, unless such default is cured within five days after written notice of default is given to us by the trustee or to us and the trustee from the holder of such note;

•	default in our obligations to give notice of the right to require us to repurchase notes following the occurrence of a fundamental change within the time required to give such notice;

•	any guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect and such condition shall have continued for a period of 30 days after notice to us by the trustee or to us and the trustee from the holders of at least 25% in aggregate principal of the notes then outstanding; and

•	certain events of bankruptcy, insolvency and reorganization of us or any of our subsidiaries.

The indenture requires that we file annually with the trustee a certificate describing any default by us in the performance of any conditions or covenants that has occurred under the indenture and its status. We must give the trustee written notice within five days of any event which is, or after notice or lapse of time or both would become, an event of default.

The indenture provides that if an event of default occurs and is continuing with respect to the notes, either the trustee or the registered holders of at least 25% in aggregate principal amount of the notes may declare the principal amount, plus accrued and unpaid interest and liquidated damages, if any, on the notes to be due and payable immediately. If an event of default relating to some events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest and liquidated damages, if any, on the notes automatically will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the notes have been cured (other than the nonpayment of principal of or interest and liquidated damages on the notes which has become due solely by reason of the declaration of acceleration), then the declaration of acceleration shall be automatically annulled and rescinded.

A holder of notes may pursue any proceeding with respect to the indenture or any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for the notes;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in aggregate principal amount of the notes do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of notes to sue for enforcement of payment of the principal of, or interest and liquidated damages on, the holder’s note on or after the respective due dates expressed in its notes or the holder’s right to convert its notes in accordance with the indenture.

The trustee will be entitled under the indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the indenture at the direction of the holders of the notes or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indenture will also provide that the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other holders of the notes, or would involve the trustee in personal liability.

The indenture provides that while the trustee generally must mail notice of a default or event of default to the holders of the notes within 90 days of occurrence, the trustee may withhold notice of any default or event of default (except in payment on the notes) if the trustee in good faith determines that the withholding of such notice is in the interests of the registered holders of the notes.

Modification and Waiver

We may amend or supplement the indenture if the holders of a majority in principal amount of the then outstanding notes consent to it. Without the consent of the holder of each note, however, no amendment, supplement or waiver may:

•	reduce the rate of accrual of interest or liquidated damages or modify the method for calculating interest, or liquidated damages or change the time for payment of interest or liquidated damages on the notes;

•	modify the provisions with respect to holder’s rights upon a fundamental change in a manner adverse to the holders of the notes, including our obligations to repurchase the notes following a fundamental change:

•	reduce the principal amount of the notes or change the final stated maturity of the notes;

•	reduce the redemption or repurchase price of the notes or change the time at which the notes may or must be redeemed or repurchased;

•	make payments on the notes payable in currency other than as originally stated in the notes;

•	impair the holder’s right to institute suit for the enforcement of any payment on the notes;

•	make any change in the percentage of principal amount of notes necessary to waive compliance with provisions of the indenture or to make any change in this provision for modification;

•	waive a default or event of default in the payment of principal of or interest or liquidated damages on the notes (except a rescission of acceleration of the notes as provided in the indenture and a waiver of the payment default that resulted from such acceleration);

•	adversely affect the conversion or repurchase provisions of the notes;

•	modify the ranking or priority of the notes or the guarantees in any manner adverse to the holders of the notes; or

•	release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture.

We may amend or supplement the indenture or waive any provision of it without the consent of any holders of notes in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated notes in addition to or in place of certificated notes;

•	to secure the notes or to provide additional guarantees of the notes;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of notes or to surrender any rights we have under the indenture;

•	to add a guarantor pursuant to requirements of the indenture or otherwise;

•	to add events of default with respect to the notes; or

•	to make any change that does not adversely affect any outstanding notes in any material respect.

The holders of a majority in aggregate principal amount of the outstanding notes generally may waive any existing or past default or event of default. Those holders may not, however, waive any default or event of default in any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Registration Rights

We entered into a registration rights agreement with the initial purchasers. In the registration rights agreement we agreed, for the benefit of the holders of the notes and the shares of our common stock issuable upon conversion of the notes, commonly referred to as the registrable securities, that we will, at our expense, use our reasonable best efforts to keep effective this shelf registration statement until the earliest of:

•	the sale of all outstanding registrable securities registered under the shelf registration statement;

•	the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Saks; and

•	two years after the effective date of the shelf registration statement.

We are permitted to suspend the use of the prospectus that is part of this registration statement in connection with the sale of registrable securities during prescribed periods of time for reasons relating to pending corporate developments and other events. The periods during which we can suspend the use of the prospectus may not, however, exceed a total of 30 days in any 90-day period or a total of 90 days in any 12-month period.

Liquidated damages will accrue on any notes if:

•	this registration statement ceases to be effective, or we otherwise prevent or restrict holders of registrable securities from making sales under this registration statement, for more than 30 days, whether or not consecutive, during any 90 day period; or

•	this registration statement ceases to be effective, or we otherwise prevent or restrict holders of registrable securities from making sales under this registration statement, for more than 90 days, whether or not consecutive, during any 12-month period during which this registration statement is required to be effective.

In either event, liquidated damages will accrue on any notes at a rate of 0.25% of the principal amount per annum to and including the 90th day after the registration default and 0.5% of the principal amount per annum from and after the 91st day after the registration default until the earlier of the following:

•	the time this registration statement again becomes effective or the holders of registrable securities are again able to make sales under this registration statement, depending on which event triggered the liquidated damages; or

•	the earliest of (1) the sale of all outstanding registrable securities registered under this registration statement; (2) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Saks, and (3) two years after the effective date of this registration statement.

We have no other liabilities for monetary damages with respect to our registration obligations.

The selling securityholders electing to sell any registrable securities pursuant to this registration statement:

•	are required to be named as a selling security holder in the related prospectus;

•	may be required to deliver a prospectus to purchasers;

•	may be subject to certain civil liability provisions under the Securities Act in connection with those sales; and

•	are bound by the provisions of the registration rights agreement that apply to a holder making such an election, including certain indemnification provisions.

We mailed a notice and questionnaire to the holders of registrable securities not less than 30 calendar days prior to the effective time of this registration statement.

No holder of registrable securities is entitled:

•	to be named as a selling security holder in this shelf registration statement as of the date this statement is declared effective; or

•	to use the prospectus forming a part of this registration statement for offers and resales of registrable securities at any time,

unless such holder returned a completed and signed notice and questionnaire to us.

Beneficial owners of registrable securities who have not returned a notice and questionnaire by the questionnaire deadline described above may receive another notice and questionnaire from us upon request. Following our receipt of a completed and signed notice and questionnaire, we will include the registrable securities covered thereby in this registration statement, subject to restrictions on the timing provided in the registration rights agreement.

This summary of certain provisions of the registration rights agreement is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part.

Calculations in Respect of Notes

We are responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the trading prices of the notes and the sale prices of our common stock, any accrued interest and liquidated damages payable on the notes, the conversion rate of the notes and the projected payment schedule. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Bank of New York is the trustee, registrar, conversion agent and paying agent. The trustee maintains an office in New York, New York.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. lf, however, it acquires any conflicting interest, it must eliminate that conflict or resign as trustee under the indenture.

Form, Exchange, Registration and Transfer

We issued the notes in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the notes. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Notes will be exchangeable for other notes for the same principal amount and for the same terms but in different authorized denominations in accordance with the indenture.

Holders may present notes for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

We appointed the trustee as security registrar for the notes. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the notes.

Payment and Paying Agents

Payments on the notes will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder’s registered address or, with respect to the global note, by wire transfer. We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

We will maintain an office in the Borough of Manhattan, the City of New York, where we will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations. This office will initially be an office or agency of the trustee.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Replacement of Notes

We will replace any notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated notes or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed notes, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the notes before a replacement note will be issued.

Book-Entry System

The notes are represented by one global note. The global note is deposited with, or on behalf of, DTC and is registered in the name of a nominee of DTC. The global note and any notes issued in exchange for the global note are subject to restrictions on transfer and bear the legend regarding those restrictions as set forth under “Notice to Investors.” Except under circumstances described below, the notes are not issued in definitive form.

Upon the issuance of the global note, DTC has credited on its book-entry registration and transfer system the accounts of persons designated by the initial purchasers with the respective principal amounts of the notes represented by the global note. Ownership of beneficial interests in a global note is limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in a global note are shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global note.

Except as described in the indenture, so long as DTC or its nominee is the registered owner of the global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global note will not be entitled to have the notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form, and will not be considered the owners or holders thereof under the indenture. Principal and interest payments, if any, on the notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global note. Neither we, the trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial interests in the global note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through these participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If DTC is at any time unwilling or unable to continue as a depository and a successor depository is not appointed by us within 90 days, or in other circumstances described in the indenture, we will issue the notes in definitive form in exchange for the entire global note. In any such instance, an owner of a beneficial interest in the global note will be entitled to physical delivery in definitive form of the notes represented by the global note equal in principal amount to the beneficial interest and to have the notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 and integral multiples thereof, unless otherwise specified by us.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Saks consists of 500,000,000 shares of common stock, $0.10 par value, of which 142,739,980 shares were issued and outstanding on May 1, 2004, and 10,000,000 shares of preferred stock, $1.00 par value, of which no shares are issued and outstanding. We had approximately 2,300 holders of record of our common stock as of May 1, 2004.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of our outstanding preferred stock, if any. Upon the liquidation, dissolution or winding up of Saks, the holders of our common stock are entitled to receive ratably the net assets available after payment of all debts and other liabilities and subject to the prior rights of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are duly authorized, validly issued fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock, should any be issued in the future.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights of the shares of each class or series, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders. The ability of our board of directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

As of May 1, 2004, 2,500,000 shares of the preferred stock were designated as Series C Junior Preferred Stock to be issued under certain circumstances involving a potential change in control. See “—Rights Agreement.” Each share of the Series C Preferred Stock, if issued, would bear a dividend rate of 100 times the aggregate amount per share of any dividend declared on our common stock. Each share of Series C preferred stock would entitle the holder to 100 votes on all matters submitted to a vote of our shareholders. Such shares provide for a liquidation preference of the greater of $100 per share or an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of our common stock. No shares of Series C preferred stock have been issued.

Certain Charter and Bylaw Provisions

Our Amended and Restated Charter, as amended, referred to as the Charter, contains several provisions that may make more difficult the acquisition of control of us by means of a tender offer, open market purchase, proxy fight or otherwise. Our Amended and Restated Bylaws, referred to as the Bylaws, also contain provisions that could have an anti-takeover effect.

Classified Board of Directors. The Charter and Bylaws provide for our board of directors to be divided into three classes of directors serving staggered three-year terms. We believe that a classified board of directors will help to assure the continuity and stability of the board of directors and of the business strategies and policies as determined by the board of directors.

The classified board provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, and, therefore discouraging a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to our shareholders. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

Number of Directors; Removal; Filling Vacancies. The Charter and Bylaws provide that our Board of Directors shall number up to 18 and the actual number shall be fixed from time to time by the consent of our board of directors. Our Board of Directors has authority to appoint directors to fill vacancies created by the expansion of the Board. Accordingly, a majority of the members of the board could prevent a shareholder from obtaining representation on the board by enlarging the board, up to 18 members, and filling the new directorships with its own nominees.

Moreover, the Charter and Bylaws provide that directors may be removed by shareholders only for cause as that term is defined in the Tennessee General Corporation Act. This provision, when coupled with the provisions of the Charter and the Bylaws authorizing our board of directors to fill vacant directorships only by a vote of a majority of the directors then in office, will preclude shareholders from replacing directors without cause and filling the vacancies created by such removal with their own nominees without the affirmative vote of a majority of the members of our board of directors.

Preferred Stock. As described above, our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix by amendment to the Charter, as provided by Tennessee law, the terms and conditions of each such series. We believe that the availability of the preferred stock issuable in series will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Although our board of directors has no present intention of doing so, it could issue a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

Amendments. The Charter provides that certain amendments to its terms, including those relating to the election of directors, require the affirmative vote of at least 80% of the voting power of the shares of our then outstanding voting stock. One effect of such a requirement is to impede a merger, tender offer, or other takeover attempt by making it more difficult for the acquiring party to obtain control of our board of directors.

Fair Price Provision. The Charter provides that, in addition to any affirmative vote required by law or other provisions of the Charter, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required for the approval or authorization of any business combination transaction with an interested shareholder or an affiliate of the interested shareholder.

For purposes of this provision, a business combination transaction is:

•	a merger or consolidation of Saks or its subsidiaries with an interested shareholder or any person who would become an affiliate of the interested shareholder after the merger or consolidation;

•	sale, lease, exchange, mortgage, pledge, transfer or disposition of assets having a fair market value of $1 million or more;

•	the issuance or transfer of any securities by Saks or its subsidiaries in exchange for cash, securities or other property having an aggregate fair market value of $1 million or more;

•	the adoption of any plan or proposal for liquidation or dissolution; or

•	any reclassification of securities or recapitalization of Saks, or any merger or consolidation of Saks with any of its subsidiaries, or any other transaction, whether or not with or into or otherwise involving an interested shareholder which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Saks or any subsidiary directly or indirectly owned by any interested shareholder or any affiliate.

An interested shareholder means any person who or which:

•	is the beneficial owner directly or indirectly of more than 10% of the voting power of the then outstanding voting stock;

•	is an affiliate of Saks and at any time within the two-year period immediately prior to the date in question was the beneficial owner directly or indirectly of 10% or more of the voting power of the then outstanding voting stock; or

•	is an assignee of or has otherwise succeeded to any shares of voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested shareholder, if such assignment or succession has occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

However, the 80% voting requirement is not applicable if:

•	such a business combination is approved by a majority vote of the directors who are unaffiliated with the interested shareholder and were members of the Board of Directors prior to the time that the interested shareholder became an interested shareholder, or their successors who are similarly unaffiliated with the interested shareholder and are recommended by the disinterested directors; and

•	the business combination meets minimum price and procedural requirements with respect to all classes of voting stock, including that:

(1)	the consideration to be received in the business combination must not be less than the higher of:

i.	the highest per share price paid by the interested shareholder for any shares of common stock acquired by it within the two-year period immediately prior to the first public announcement of the proposed business combination, or in the transaction in which the interested shareholder became an interested shareholder, whichever is higher;

ii.	the fair market value per share of the common stock on the date of public announcement of the proposed business combination or on the date on which the interested shareholder became an interested shareholder, whichever is higher; or

iii.	the price per share determined in (ii) above multiplied by the ratio of (A) the highest per share price paid by the interested shareholder for any shares acquired by it within the two-year period immediately prior to the announcement of the proposed business combination to (B) the fair market value per share of common stock on the first day upon which the interested shareholder acquired any common stock in the two-year period immediately prior to the announcement of the proposed business combination.

(2)	the consideration paid to a particular class of outstanding voting stock shall be in cash or in the same form as the interested shareholder has previously paid for shares of such class of voting stock;

(3)	after such interested shareholder has become an interested shareholder and prior to the consummation of the business combination, except as approved by a majority of the directors not affiliated with the interested shareholder, Saks shall not have failed to pay quarterly dividends on the outstanding preferred stock, if any, or reduced the annual rate of dividends paid on the common stock;

(4)	such interested shareholder shall not have become the beneficial owner of any additional shares of voting stock except as part of the transaction which results in such interested shareholder becoming an interested shareholder;

(5)	such interested shareholder, after becoming an interested shareholder, shall not have received the benefit, directly or indirectly (except proportionately as a shareholder) or any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by Saks, whether in anticipation of or in connection with such business combination or otherwise; and

(6)	a proxy or information statement describing the proposed business combination and complying with the requirements of the Exchange Act shall have been mailed to public shareholders at least 30 days prior to the consummation of such business combination.

In the event these and other minimum price criteria and procedural requirements are met and the requisite approval of the disinterested directors is obtained with respect to a particular business combination, then the requirements of Tennessee law shall apply (which may require a majority vote of the shareholders, or in some instances, no vote of shareholders).

The Charter provides that a vote of the holders of 80% or more of the voting power of the voting stock would be required in order to amend, alter or repeal, or adopt any provisions inconsistent with, the foregoing fair price provisions.

Rights Agreement

On March 28, 1995, our board of directors declared a dividend distribution on each share of our common stock of one right to purchase from us one one-hundredth (1/100) of a share of Series C preferred stock at a price of $85 per one one-hundredth (1/100) of a share. See “—Preferred Stock.” Such rights will attach to shares of our common stock issued upon conversion of the notes. Initially, such rights will not be exercisable, but will become exercisable upon the acquisition by any person of, or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of, 20% or more of the shares of our common stock then outstanding, without the prior approval of our board of directors. The rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of us to treat each shareholder on a fair and equal basis.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Common Stock is The Bank of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of purchasing, holding and selling the notes, and where noted, our common stock as of the date of this prospectus. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax considerations different from those discussed below. Except where we state otherwise, this summary deals only with notes held as capital assets by a “U.S. Holder” (as described below) who purchases the notes at their “issue price” (as defined below).

We do not address all of the tax consequences that may be relevant to a U.S. Holder. We also do not address, except as stated below, any of the tax consequences to holders that are “Non-U.S. Holders” (as defined below) or to holders that may be subject to special tax treatment including banks, thrift institutions, real estate investment trusts, personal holding companies, regulated investment companies, insurance companies, tax exempt entities, persons who hold the notes in a “straddle” or as part of a “hedging,” “conversion” or “constructive sale” transaction or whose “functional currency” is not the U.S. dollar, and brokers and dealers in securities or currencies. Further, we do not address:

•	the U.S. federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is a holder of the notes;

•	the U.S. federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the notes; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of the notes.

A U.S. Holder is a person that is a beneficial owner of our notes or common stock and is:

•	a citizen or resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	a trust if (1) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	estates, the income of which is subject to United States federal income taxation regardless of its source.

A Non-U.S. Holder is a person that is a beneficial owner of our notes or common stock other than a U.S. Holder.

If a partnership holds our notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes, you should consult your own tax advisor.

No rulings have been sought or will be sought from the IRS with respect to any of the U.S. federal income tax considerations discussed below. As a result, we cannot assure you that the IRS will agree with the tax characterizations and the tax consequences described below.

If you are considering purchasing the notes, you should consult your own tax advisor concerning the U.S. federal income and estate tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

Treatment of U.S. Holders

Payments of Interest

Payments of interest on the notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting).

Potential Payments of Liquidated Damages

Under the terms of the notes, a failure to comply with our obligations under the registration rights agreement can result in our obligation to pay liquidated damages to the holders of the notes. These amounts would be in addition to the payment of stated interest and principal on our notes. More information on when these payments would be made can be found under “Description of the Notes—Registrations Rights.” We intend to take the position for U.S. federal income tax purposes that the possibility that such payments will have to be made is “remote or incidental,” as that term is used in the Treasury regulations. As a result, the possibility that these payments might be made should not affect the timing or amount of income that a holder will recognize over the term of the notes. In addition, our decision to treat the possibility that liquidated damages could be paid as remote or incidental is binding on all holders unless a holder explicitly discloses in its tax return, for the first year that it owns the notes, that it is taking a contrary position. It is possible that the IRS may not agree with our position. If the IRS takes a contrary position and that position is upheld, the timing and amount of income on the notes could be accelerated and increased.

Sale, Exchange, Redemption or Repurchase of the Notes

Except as set out below under “Conversion of the Notes,” the sale, exchange, redemption or repurchase of a note will cause you to recognize gain or loss equal to the difference between the amount you received (the sum of the cash and the fair market value of any property received other than our stock) and your adjusted tax basis in the notes. Any gain you recognize generally will be treated as a capital gain. Provided that you have held the notes for more than one year, such gain will be treated as long-term capital gain. Long-term capital gains recognized by certain non-corporate taxpayers generally will be subject to a reduced tax rate. Any loss you recognize will be treated as a capital loss. The deductibility of capital losses is subject to limitations. If a capital loss from the sale, exchange, redemption or repurchase of the notes meets certain thresholds (generally $10 million for corporate U.S. Holders, other than S corporations, and $2 million for other U.S. Holders), you may be required to file a disclosure statement with the IRS.

Special rules apply in determining the tax basis of a note. If you are an accrual basis taxpayer, your basis in a note is generally increased by unpaid interest you previously accrued on the notes. If you are a cash basis taxpayer, your basis will not include unpaid interest but your gain from the sale, exchange, redemption or repurchase of the note will be reduced by the portion of the payment you receive that represents unpaid interest. That amount will be taxable as ordinary income rather than as gain or loss from the sale, exchange, redemption or repurchase of the note.

Conversion of the Notes

If you convert the notes and receive only common stock and cash in lieu of a fractional share, you generally should not recognize any gain or loss except with respect to cash received in lieu of a fractional share. If a portion of the common stock you receive is for accrued but unpaid interest, that portion will be treated as interest income for individuals or others using the cash method of accounting. The tax basis of the stock you receive for accrued and unpaid interest, regardless of your method of accounting, will be equal to the fair market value of such stock and your holding period for such stock will begin on the day of the conversion. The tax basis of the remaining stock you receive will be equal to your adjusted tax basis in the notes you converted (minus amounts attributable to accrued interest for an accrual basis taxpayer) and your holding period generally will include your holding period for the note you converted. The cash you receive in lieu of a fractional share will be treated as gain or loss from the sale of the fractional share. Your basis in such fractional share will be the portion of your overall basis allocated to the fractional share and your holding period will be the same as your holding period for the other shares you received in the conversion.

If you convert the notes and receive only cash, your gain or loss will be the same as if you disposed of the notes in a taxable disposition, as described above under Sale, Exchange, Redemption or Repurchase.

If you convert the notes and receive a combination of stock and cash other than cash in lieu of a fractional share, we intend to take the position that the conversion will be treated as a recapitalization. As a result, the amount of gain recognized is the lesser of (i) the value of the cash and stock received (less the value of any cash or stock treated as payment of accrued but unpaid interest) minus your adjusted basis in the notes or (ii) the amount of cash received (less any portion of the cash treated as paid for accrued but unpaid interest). As a result, no loss would be recognized on the conversion. You should consult your own tax advisor regarding the proper treatment to you of the receipt of a combination of cash and common stock upon conversion.

Constructive Distributions

The conversion price of the notes will be adjusted in certain circumstances. See the discussion under “Description of the Notes, Anti-dilution Adjustments” above. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may, in certain circumstances, be treated as a deemed distribution to you. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the rules governing corporate distributions. Such deemed distributions, however, will not be eligible for the dividends received deduction or at the reduced rate of 15% applicable to certain non-corporate U.S. Holders provided for under recently enacted legislation (currently effective for tax years 2004 through 2008). You should carefully review the conversion rate adjustment provisions and consult your own tax advisor with respect to the tax consequences of any such adjustment.

Distributions on Common Stock

In general, distributions with respect to our common stock received upon the conversion of a note will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of a U.S. Holder’s basis in our common stock and thereafter as capital gain. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. Holder will qualify for taxation at the 15% rate provided for under recently enacted legislation (currently effective for tax years 2004 through 2008) if the holder meets certain holding period and other applicable requirements.

Sale or Other Disposition of Common Stock

You will recognize capital gain or loss on the sale or other disposition of our common stock received upon the conversion of a note. This capital gain or loss will equal the difference between the amount realized and the holder’s tax basis in our common stock. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. If you sell common stock at a loss that meets certain thresholds (generally $10 million for corporate U.S. Holders, other than S corporations, and $2 million for other U.S. Holders), you may be required to file a disclosure statement with the IRS.

Non-U.S. Holders

The following is a summary of U.S. federal tax consequences that will apply to you if you are a Non-U.S. Holder of notes or shares of our common stock. As described above, a “Non-U.S. Holder” is a person that is a beneficial owner of our notes or common stock other than a U.S. Holder.

Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies,” corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments with Respect to the Notes

Subject to the discussion below under “—Constructive Dividends,” if you are a Non-U.S. Holder, all payments made to you on the notes, and any gain realized on a sale, exchange, conversion, redemption or repurchase of the notes, will be exempt from the 30% U.S. federal withholding tax and the U.S. federal income tax, provided that:

•	you do not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code;

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (b) you hold your notes through certain qualified intermediaries and you satisfy the certification requirements of applicable Treasury regulations (special certification rules apply to holders that are pass-through entities); and

•	in the case of a sale, exchange, conversion, redemption or repurchase of the notes:

•	we are not, and have not been within the shorter of the five-year period preceding such sale, exchange, conversion, redemption or repurchase and the period during which the Non-U.S. Holder held the notes, a “U.S. real property holding corporation” as defined in Section 897(c)(2);

•	if we are determined to be a U.S. real property holding corporation, you own, actually or constructively, 5 percent or less on any class of our stock that is publicly traded;

•	if you are an individual Non-U.S. Holder, you are present in the United States for less than 183 days in the taxable year of disposition (or are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are not met); and

•	your holding of the note is not effectively connected with the conduct of a trade or business in the U.S.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S.

If you are engaged in a trade or business in the U.S. and interest on a note or gain realized from the sale, exchange, conversion, repurchase or redemption of the note is effectively connected with the conduct of that trade or business (and, where a tax treaty applies, is attributable to a U.S. permanent establishment), you will be subject to U.S. federal income tax (but not the 30% withholding tax if you provide a Form W-8ECI as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the U.S. For this purpose, interest or gain will be included in the earnings and profits of such foreign corporation. An individual Non-U.S. Holder who is in the U.S. for more than 183 days in the taxable year that the note is sold, exchanged, redeemed or repurchased, and meets certain other conditions, will be subject to a flat 30% U.S. federal income tax on the gain derived, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the U.S.

Payments on Common Stock

Any dividends paid to a non-U.S, holder with respect to the shares of common stock will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the U.S. or, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Constructive Dividends

Under certain circumstances, a Non-U.S. Holder may be deemed to have received a constructive dividend, see “U.S. Holders—Constructive Distributions” above. Any constructive dividend deemed paid to a Non-U.S. Holder will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. It is possible that U.S. federal tax on the constructive dividend would be withheld from interest paid to the Non-U.S. Holder of the notes. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Sale, Exchange or Redemption of Shares of Common Stock

Any gain that a Non-U.S. Holder realizes upon the sale, exchange, redemption or other disposition of a share of our common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the U.S. or, where a tax treaty applies, is attributable to a U.S. permanent establishment;

•	you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and you own, actually or constructively, more than 5 percent of any class of our stock that is publicly traded.

An individual Non-U.S. Holder who realizes gain described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived. An individual Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the U.S. A Non-U.S. Holder that is a foreign corporation and that realizes gain described in the first bullet point above will be subject to tax on the gain at regular graduated U.S. federal income tax rates and, in addition, may be subject to a “branch profits tax” at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

As stated above, we believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

If you are a U.S. Holder of our notes or common stock, information reporting requirements will generally apply to all payments we make to you and the proceeds from a sale of a note or share of common stock made to you, unless you are an exempt recipient, such as a corporation. If you fail to supply your correct taxpayer identification number, under-report your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the Internal Revenue Service may require us to withhold federal income tax at the rate set by Section 3406 of the Code (currently 28%) from those payment.

In general, if you are a Non-U.S. Holder you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the certification described above under “Non-U.S. Holders—Payments With Respect to the Notes.”

In addition, if you are a Non-U.S. Holder you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note or share of common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above under “Non-U.S. Holders—Payments With Respect to the Notes” and does not have actual knowledge that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

SELLING SECURITYHOLDERS

We originally issued the notes in a private placement and the notes were then resold by the initial purchasers thereof to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Selling securityholders, including any non-sale transferees, pledges or donees or their successors, may from time to time offer and sell any or all of the notes and common stock into which the notes are convertible pursuant to this prospectus or any prospectus supplement.

The selling securityholders may offer all, some or none of the notes or common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or the common stock, no estimate can be given as to the amount of the notes or the common stock that will be held by the selling securityholders upon completion of any sales.

Name of Selling Securityholder	Principal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1) (2)		Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering (3)
BNP Paribas Equity Strategies, SNC	$5,520,000	318,222		295,368	0	0
Lyxor/Convertible Arbitrage Fund Limited	$990,000	52,973		52,973	0	0
Singlehedge US Convertible Arbitrage Fund	$1,545,000	82,670		82,670	0	0
CooperNeff Convertible Strategies (Cayman) Master Fund, LP	$5,820,000	311,420		311,420	0	0
Transamerica Life Insurance and Annuity Company	$6,500,000	347,806		347,806	0	0
Transamerica Insurance Corporation	$500,000	26,754		26,754	0	0
Transamerica Accidental Life	$3,000,000	160,526		160,526	0	0
Zurich Institutional Benchmarks Master Fund Ltd.	$1,500,000	80,263		80,263	0	0
Zazove Income Fund, L.P.	$1,000,000	53,508		53,508	0	0
Zazove Convertible Arbitrage Fund, L.P.	$4,500,000	240,789		240,789	0	0
Sturgeon Limited	$1,125,000	60,197		60,197	0	0
Allstate Insurance Company	$1,500,000	153,354	(6)	80,263	0	0
Lincoln National Convertible Securities Fund	$1,275,000	68,223		68,223	0	0
Mellon HBV Master Convertible Arbitrage Fund LP	$1,680,000	89,894		89,894	0	0
Mellon HBV Master Multi-Strategy Fund LP	$320,000	17,122		17,122	0	0
SEI Private Trust Company	$380,000	361,533		20,333	0	0
American AAdvantage Funds	$490,000	26,219		26,219	0	0
Aventis Pension Master Trust	$160,000	8,561		8,561	0	0
Boilermaker – Blacksmith Pension Trust	$2,150,000	115,043		115,043	0	0
CALAMOS® Convertible Fund – CALAMOS® Investment Trust	$13,800,000	738,420		738,420	0	0
CEMEX Pension Plan	$80,000	4,280		4,280	0	0
City of Knoxville Pension System	$170,000	9,096		9,096	0	0

Name of Selling Securityholder	Principal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1) (2)	Conversion Shares of Common Stock that may be Sold (2)	Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering (3)
Delta Airlines Master Trust	$700,000	37,456	37,456	0	0
Delta Pilots Disability and Survivorship Trust	$245,000	13,109	13,109	0	0
Dorinco Reinsurnace Company	$475,000	25,416	25,416	0	0
Greek Catholic Union of the USA	$35,000	1,872	1,872	0	0
Kettering Medical Center Funded Depreciation Account	$55,000	2,942	2,942	0	0
Knoxville Utilities Board Retirement System	$80,000	4,280	4,280	0	0
Louisiana Workers Compensation #2	$65,000	3,478	3,478	0	0
Louisiana Workers’ Compensation Corporation	$220,000	11,771	11,771	0	0
Macomb County Employees’ Retirement System	$185,000	9,899	9,899	0	0
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union	$365,000	19,530	19,530	0	0
Prisma Foundation	$70,000	3,745	3,745	0	0
SCI Endowment Care Common Trust Fund – National Fiduciary Services	$90,000	4,815	4,815	0	0
SCI Endowment Care Common Trust Fund – Suntrust	$50,000	2,675	2,675	0	0
SCI Endowment Care Common Trust Fund – Wachovia	$25,000	1,337	1,337	0	0
SPT	$1,000,000	53,508	53,508	0	0
The California Wellness Foundation	$250,000	13,377	13,377	0	0
The Cockrell Foundation	$45,000	2,407	2,407	0	0
The Dow Chemical Company Employees’ Retirement Plan	$1,300,000	69,561	69,561	0	0
The Fondren Foundation	$65,000	3,478	3,478	0	0
Union Carbide Retirement Account	$700,000	37,456	37,456	0	0
United Food and Commercial Workers Local 1262 and Employers Pension Fund	$380,000	20,333	20,333	0	0
Univar USA Inc. Retirement Plan	$200,000	10,701	10,701	0	0
Highbridge International LLC	$20,900,000	1,118,331	1,118,331	0	0
BNP Paribas Arbitrage	$7,000,000	374,560	374,560	0	0
DKR Soundshore Strategic Holding Fund Ltd.	$1,000,000	53,508	53,508	0	0

Name of Selling Securityholder	Principal Amount of Notes Beneficially Owned that may be Sold	Number of Shares of Common Stock Owned Prior to this Offering (1) (2)	Conversion Shares of Common Stock that may be Sold (2)		Notes Owned After Completion of this Offering (3)	Shares of Common Stock Owned After Completion of this Offering (3)
Quest Global Convertible Fund Ltd.	$675,000	36,118	36,118		0	0
Lighthouse Multi-Strategy Master Fund LP	$150,000	8,026	8,026		0	0
Lyxor/Qwest Fund Ltd.	$675,000	36,118	36,118		0	0
Nomura Securities International Inc.	$20,000,000	1,102,974	1,070,174		0	0
KBC Financial Products USA Inc.	$2,500,000	133,771	133,771		0	0
Convertible Securities Fund	$80,000	4,280	4,280		0	0
Nations Convertible Securities Fund	$9,920,000	530,806	530,806		0	0
CNH CA Master Account, L.P.	$500,000	26,754	26,754		0	0
Citigroup Global Markets, Inc.	$4,200,000	224,736	224,736		0	0
UBS AG London Prime Broker	$13,000,000	695,613	695,613		0	0
Grace Convertible Arbitrage Fund, Ltd.	$6,500,000	347,806	347,806		0	0
Banc of America Securities, LLC	$100,000	5,350	5,350		0	0
Delaware Investments Global Dividend and Income Fund, Inc.	$125,000	6,688	6,688		0	0
Delaware Investments Dividend and Income Fund, Inc.	$425,000	22,741	22,741		0	0
Delaware Dividend Income Fund, a series of Delaware Group Equity Funds V	$175,000	9,364	9,364		0	0
Ellsworth Convertible Growth and Income Fund, Inc.	$1,000,000	53,508	53,508		0	0
Bancroft Convertible Fund, Inc.	$1,000,000	53,508	53,508		0	0
CS Alternative Strategy Ltd.	$60,000	3,210	3,210		0	0
Cheyne Fund LP	$2,170,000	116,113	116,113		0	0
Cheyne Leveraged Fund LP	$1,658,000	88,717	88,717		0	0
CIP Limited Duration Company	$112,000	5,992	5,992		0	0
Citigroup Pension Fund CAP Arbitrage (7)	$454,000	24,292	24,292		0	0
SB Diversified Arbitrage Strategies (7)	$2,388,000	127,778	127,778		0	0
SB Enhanced Arbitrage Strategies (7)	$577,000	30,874	30,874		0	0
General Motors SB Multi Strategy (7)	$441,000	23,597	23,597		0	0
GM Pension (7)	$507,000	27,128	27,128		0	0
GM Veba (7)	$705,000	37,723	37,723		0	0
SB Market Neutral Arbitrage (7)	$639,000	34,192	34,192		0	0
SB Multi Strategy Arbitrage (7)	$8,789,000	470,287	470,287		0	0

Total (4)	$169,030,000	9,514,482	9,044,537	(5)	0	0

(1)	Includes common stock into which the notes are convertible.

(2)	Assumes conversion of the notes into shares of common stock at a conversion rate of 53.5087 shares of common stock per each $1,000 principal amount of notes. The conversion rate and the number of shares of common stock issuable upon conversion of the notes are subject to adjustment under certain circumstances. See “Description of Notes – Conversion Rights.” Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time.

(3)	We do not know when or in what amounts a selling securityholder may offer the notes or shares of common stock for sale. The selling securityholders might not sell any or all of the notes or shares of common stock offered by this prospectus. Because the selling securityholders may offer all or some of the notes or shares of common stock pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the notes or shares of common stock, we cannot estimate the number of the notes or shares of common stock that will be held by the selling securityholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering pursuant to this prospectus, none of the notes or shares of common stock covered by this prospectus will be held by the selling securityholders.

(4)	Information about additional selling securityholders will be set forth in an amendment to the registration statement of which this prospectus is a part or in post-effective amendments to this prospectus before those securityholders make any offers or sales pursuant to this prospectus.

(5)	We will issue cash for all fractional shares of common stock based on the closing sale price of the common stock on the trading day immediately preceding the conversion date.

(6)	Includes 3,500 shares of our common stock held by Allstate New Jersey Insurance Company, 5,000 shares held by Agents Pension Plan, and 21,400 shares held by Allstate Retirement Plan.

(7)	Saloman Brothers Asset Management, Inc. acts as discretionary investment advisor with respect to this account that holds the notes. Accordingly, Saloman Brothers Asset Management, Inc. may be deemed to be the Beneficial Owner of such notes.

PLAN OF DISTRIBUTION

The notes and the underlying common stock may be sold from time to time to purchasers directly by the selling securityholders and through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and the underlying common stock. These discounts, concessions or commissions as to any particular underwriter, broker, dealer or agent may be in excess of those customary in the types of transactions involved.

The notes and the underlying common stock may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale,

•	varying prices determined at the time of sale, or

•	negotiated prices.

The sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes and the underlying common stock may be listed or quoted at the time of sale,

•	in the over-the-counter market,

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

•	through the writing and exercise of options, whether the options are listed on an options exchange or otherwise.

In connection with the sales of the notes and the underlying common stock or otherwise, the selling securityholders may enter into hedging transactions with brokers, dealers or other financial institutions. These brokers, dealers or other financial institutions may in turn engage in short sales of the notes and the underlying common stock in the course of hedging their positions. The selling securityholders may also sell the notes and the underlying common stock short and deliver notes and the underlying common stock to close out short positions, or loan or pledge notes and the underlying common stock to brokers or dealers that, in turn, may sell the notes and the underlying common stock. To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker, dealer or agent regarding the sale of the notes and the underlying common stock by the selling securityholders.

The aggregate proceeds to the selling securityholders from the sale of the notes or the underlying common stock offered by them will be the purchase price of the notes or the underlying common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the notes or the underlying common stock to be made directly or through agents. We will not receive any of the proceeds of the sale of the notes and the underlying common stock offered by this prospectus.

In order to comply with the securities laws of some states, if applicable, the notes and the underlying common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and the underlying common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders and any brokers, dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be “underwriters” under the securities laws. As a result, any profits on the sale of the notes and the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker, dealer or agent might be deemed to be underwriting discounts or commissions under the securities laws. If the selling securityholders were to be deemed underwriters, the selling securityholders may be subject to liabilities including, but not limited to, those under the securities laws. Selling securityholders who are deemed underwriters will be subject to the prospectus delivery requirements of the securities laws.

If the notes or the underlying common stock are sold through underwriters, brokers or dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent commissions.

We do not know when or whether any selling securityholder will sell any or all of the notes or the underlying common stock pursuant to this prospectus. In addition, any notes or underlying common stock covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The selling securityholders may not sell any or all of the notes or the underlying common stock and may not transfer, devise or gift these securities by other means not described in this prospectus.

The selling securityholders have acknowledged that they and other persons participating in any distribution will be subject to the securities laws and rules, including Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling securityholders and any other persons. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market-making activities with respect to the particular notes and the underlying common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This restriction may affect the marketability of the notes and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common stock.

At the time a particular offering of the notes or the underlying common stock is made and to the extent required, the specific notes or the underlying common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Under the registration rights agreement, we and the selling securityholders will be indemnified by one another against liabilities, including some liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration of the notes and the underlying common stock other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

The validity of the notes and the common stock issuable upon conversion of the notes will be passed upon for Saks by Charles J. Hansen, Executive Vice President and General Counsel of Saks Incorporated, and by Alston & Bird LLP.

EXPERTS

The consolidated financial statements incorporated in the Registration Statement by reference to the annual report on Form 10-K for the year ended January 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” Our filings with the SEC are available on the Internet at the SEC’s EDGAR website at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference room at the following address:

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

You may also review a copy of our filings at the SEC’s regional offices in Chicago, Illinois or New York, New York. You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC. This allows us to disclose important information to you by referring to other documents that we filed with the SEC (including documents we file with the SEC after the date of this prospectus) that contain that information. We incorporate the following documents in this prospectus by reference, except to the extent information contained therein differs from information contained in this prospectus:

•	Annual Report on Form 10-K for the year ended January 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended May 1, 2004; and

•	Our current reports on Form 8-K filed on March 26, 2004 and April 30, 2004, and both current reports filed on March 16, 2004.

We also incorporate by reference, to the extent not expressly listed above, any filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial filing of the registration statement of which this prospectus is a part and the termination of the offering by the selling securityholders pursuant to this prospectus.

You may request a copy of the above documents, at no cost, by written or oral request. We also will provide, upon request and without charge, a copy of our latest Annual Report to Shareholders. Written or telephonic requests should be directed to:

Saks Incorporated

750 Lakeshore Parkway

Birmingham, Alabama 35211

Telephone: (205) 940-4000

Facsimile: (205) 940-4468

Attn: Charles J. Hansen

If at any time during the two-year period following the date of original issue of the notes we are not subject to the information requirements of Section 13 or 15(d) of the Exchange Act, we will furnish to holders of notes, holders of common stock issued upon conversion thereof and prospective purchasers thereof the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 in order to permit compliance with Rule 144A in connection with resales of such notes and common stock issued upon conversion thereof.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone to provide you with information that is different, and, if given or made, such information must not be relied upon as having been authorized by Saks Incorporated. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of the respective document.

$230,000,000

Saks Incorporated

2.00% Convertible Senior Notes

due March 15, 2024,

and

12,307,001 Shares of Common Stock Issuable

Upon Conversion of the Notes

Prospectus

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$29,141
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	10,000
Printing Expenses	5,000
Miscellaneous Expenses	$2,000

Total	$51,141

The foregoing items payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, except for the Securities and Exchange Commission registration fee, are estimated. We will pay all of the above expenses.

Item 15.	Indemnification of Directors and Officers

Article IX, Section 5, of the Registrant’s Amended and Restated By-laws provides that, notwithstanding anything contrary found in the Amended and Restated Charter, the Registrant is permitted, but is not required, to indemnify and hold harmless any employee or agent of the Registrant who is made, or threatened to be made, a party to any threatened, pending or completed action, suit of proceeding, whether civil, criminal, administrative or investigative.

The Registrant’s Amended and Restated Charter requires, under Article XII, that the Registrant indemnify and hold harmless its officers, directors, employees and agents from and against any claim, liability, loss or expense (including attorney’s fees) to the fullest extent such indemnification is permitted under the applicable provisions of the Tennessee General Corporation Act, absent any limitation or modification that the By-laws or any Resolutions of the Registrant may set forth. The indemnification right is not to be exclusive of any other rights which such director, officer or employee may be entitled.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description

4.1	Indenture, dated as of March 23, 2004, between Saks Incorporated, the Subsidiary Guarantors named therein, and The Bank of New York Trust Company, N.A., as Trustee (relating to Saks’ $230,000,000 of 2.00% Convertible Senior Notes due March 15, 2024) (incorporated by reference from Exhibit 4.1 to the current report on Form 8-K filed by Saks Incorporated on March 26, 2004)

4.2	Registration Rights Agreement, dated as of March 23, 2004, between Saks Incorporated, certain subsidiaries of Saks named therein, Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several Purchasers named in the Purchase Agreement dated March 17, 2004 (incorporated by reference from Exhibit 4.2 to the current report on Form 8-K filed by Saks Incorporated on March 26, 2004)

4.3	Form of 2.00% Convertible Senior Note due March 15, 2024 (included in Exhibit 4.1)

4.4	Form of Note Guarantee, dated as of March 23, 2004, to be executed by the Subsidiary Guarantors (included in Exhibit 4.1)

5.1	Opinion of Charles J. Hansen regarding legality of the Notes

12	Statement of the Computation of the Ratio of Earnings to Fixed Charges

23.1	Consent of Charles J. Hansen (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney for the Directors and Officers of Saks Incorporated (included on page II-3 hereof)

24.2	Powers of Attorney for the Directors and Officers of the Subsidiary Guarantors

25.1	Statement of Eligibility of Trustee on Form T-1

Item 17.	Undertakings

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification of Officers, Directors and Controlling Persons

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS INCORPORATED

By:	/s/ Charles J. Hansen
Charles J. Hansen
Executive Vice President and Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS that we, the undersigned officers and directors of Saks Incorporated hereby severally constitute Douglas E. Coltharp, Charles J. Hansen and George W. Carlis, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Saks Incorporated to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

/s/ R. Brad Martin R. Brad Martin	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Stephen I. Sadove Stephen I. Sadove	Vice Chairman of the Board, Chief Operating Officer and Director

/s/ Douglas E. Coltharp Douglas E. Coltharp	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Donald E. Wright Donald E. Wright	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

Bernard E. Bernstein	Director

Stanton J. Bluestone	Director

/s/ Ronald de Waal Ronald de Waal	Director

/s/ James A. Coggin James A. Coggin	President and Chief Administrative Officer and Director

Julius W. Erving	Director

/s/ Michael S. Gross Michael S. Gross	Director

/s/ Donald E. Hess Donald E. Hess	Director

/s/ George L. Jones George L. Jones	President and Chief Executive Officer of Saks Incorporated Department Store Group and Director

C. Warren Neel	Director

/s/ Marguerite W. Sallee Marguerite W. Sallee	Director

/s/ Christopher J. Stadler Christopher J. Stadler	Director

Nora P. McAniff	Director

/s/ Robert B. Carter Robert B. Carter	Director

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

CARSON PIRIE HOLDINGS, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen
Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

HERBERGER’S DEPARTMENT STORES, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen
Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Board of Governors (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Member of the Board of Governors

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

JACKSON LEASING, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Board of Managers (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Member of the Board of Managers

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

MCRAE’S OF ALABAMA, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

MCRAE’S STORES PARTNERSHIP

By its General Partners:

McRae’s, Inc.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President

Parisian, Inc.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

MCRAE’S STORES SERVICES, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

MCRAE’S, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

MCRIL, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Board of Managers (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Member of the Board of Managers

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

NEW YORK CITY SAKS, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Board of Managers (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Member of the Board of Managers

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

NORTHPARK FIXTURES, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

PARISIAN, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

PMIN GENERAL PARTNERSHIP

By its Managing Partner:

Parisian, Inc.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS & COMPANY

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Brian J. Martin	President and Director

* Douglas E. Coltharp	Executive Vice President (Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS DIRECT, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS DISTRIBUTION CENTERS, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS FIFTH AVENUE DISTRIBUTION COMPANY

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS FIFTH AVENUE OF TEXAS, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS FIFTH AVENUE TEXAS, L.P.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Management Committee (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Member of the Management Committee

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS FIFTH AVENUE, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS WHOLESALERS, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Board of Managers (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Member of the Board of Managers

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

MERCHANDISE CREDIT, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Board of Managers (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

/s/ Charles J. Hansen Charles J. Hansen	Executive Vice President and Member of the Board of Managers

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SAKS HOLDINGS, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SCIL STORE HOLDINGS, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SCCA STORE HOLDINGS, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President (Principal Executive Officer)

* Donald E. Wright	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ Charles J. Hansen Charles J. Hansen	Executive Vice President and Secretary and Director

* James S. Scully	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SCCA, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

/s/ Charles J. Hansen Charles J. Hansen	President and Member of the Board of Managers (Principal Executive Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James S. Scully	Senior Vice President and Assistant Secretary and Member of the Board of Managers (Principal Financial Officer)

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SCIL, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Board of Managers (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Member of the Board of Managers

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

SFAILA, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Member of the Board of Managers (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Member of the Board of Managers

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 2004.

TEX SFA, INC.

By:	/s/ Charles J. Hansen
Charles J. Hansen Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2004:

Name	Title

* Douglas E. Coltharp	President and Director (Principal Executive Officer and Principal Financial Officer)

* Donald E. Wright	Executive Vice President (Principal Accounting Officer)

* James A. Coggin	Director

By:	/s/ Charles J. Hansen
Charles J. Hansen Attorney-in-Fact